===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X]  Definitive Proxy Statement               RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            SBC Communications Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

Proxy Statement
--------------------------------------------------------------------------------
                                                         SBC Communications Inc.


[SBC Logo]

                                                                       Notice of
                                                             2001 Annual Meeting
                                                             and Proxy Statement
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                         To be held on April 27, 2001

To the holders of Common Stock of SBC Communications Inc.:

    The 2001 Annual Meeting of Shareowners of SBC Communications Inc. ("SBC"), a Delaware corporation, will be held at 9:00 a.m. on Friday, April 27, 2001, at the Alzafar Shrine Temple, 901 North Loop 1604 West, San Antonio, Texas. The purposes of the meeting are to:

  1.   Elect seven Directors to serve three-year terms;
  2. Ratify the appointment of Ernst & Young LLP as independent auditors of SBC for 2001;
  3.   Approve the 2001 Incentive Plan;
  4.   Act upon a shareowner proposal;

and to act upon such other matters as may properly come before the meeting.

    Holders of SBC common stock of record at the close of business on February 28, 2001, are entitled to vote at the meeting and any adjournment of the meeting. A list of these shareowners will be available for inspection during business hours from April 12 through April 26, 2001, at 175 E. Houston,
San Antonio, Texas, and will also be available at the Annual Meeting.

    By Order of the Board of Directors.

                                      /s/ Judity M. Sahm
                                      Judith M. Sahm
                                      Vice President and Secretary

                                      March 12, 2001


                               IMPORTANT NOTICE
     If you do not plan to attend the Annual Meeting to vote your shares, please complete, date, sign and promptly mail the enclosed proxy card in the return envelope provided. No postage is necessary if it is mailed in the United States. Shareowners of record may also give their proxy by telephone or through the Internet in accordance with the instructions accompanying the proxy card. Any person giving a proxy has the power to revoke it at any time, and shareowners who are present at the meeting may withdraw their proxies and vote in person.

                                PROXY STATEMENT

Annual Meeting of Shareowners

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SBC Communications Inc. ("SBC") for use at the 2001 Annual Meeting of Shareowners of SBC. The meeting will be held at 9:00 a.m. on Friday, April 27, 2001, at the Alzafar Shrine Temple, 901 North Loop 1604 West, San Antonio, Texas. The purposes of the meeting are set forth in the Notice of Annual Meeting of Shareowners. This Proxy Statement and the accompanying proxy card are being mailed beginning March 12, 2001, to shareowners of record of SBC's common stock, $1.00 par value per share, at the close of business on February 28, 2001. Each share entitles the registered holder to one vote. As of January 31, 2001, there were 3,378,363,861 shares of SBC common stock outstanding.

    All shares represented by proxies will be voted by one or more of the persons designated on the enclosed proxy card in accordance with the shareowners' directions. If the proxy card is signed and returned without specific directions with respect to the matters to be acted upon, the shares will be voted in accordance with the recommendations of the Board of Directors. Any shareowner giving a proxy may revoke it at any time before such proxy is voted at the meeting by giving written notice of revocation to the Vice President and Secretary of SBC, by submitting a later-dated proxy, or by attending the meeting and voting in person. The Chairman of the Board and Chief Executive Officer will announce the closing of the polls during the Annual Meeting. Proxies must be received prior to the closing of the polls in order to be counted.

    Instead of submitting a signed proxy card, shareowners may submit their proxies by telephone or through the Internet using the control number and instructions accompanying the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may also be available to shareowners who hold their shares through a broker, nominee, fiduciary or other custodian.

    The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the SBC Savings Plan, the SBC Savings and Security Plan, the Ameritech Savings and Security Plan for Non-Salaried Employees (the preceding plans are referred to as the "Savings Plans"), the DonTech Profit Participation Plan, the Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan, the SBC PAYSOP, the Pacific Telesis Group Employee Stock Ownership Plan, and the Tax Reduction Act Stock Ownership Plan (the "TRASOP") sponsored by The Southern New England Telephone Company. Shares in each of the foregoing employee benefit plans (except the TRASOP and the Old Heritage plan) for which voting instructions are not received, as well as shares which have not yet been allocated to participants' accounts in each of the Savings Plans, subject to the trustees' fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in each such plan. Similarly, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator pursuant to the DirectSERVICE Investment Program offered by First Chicago Trust Company of New York (SBC's transfer agent) for shares held on behalf of plan participants.

    If a shareowner participates in these plans and/or maintains shareowner accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the shareowner may receive more than one set of proxy materials. To ensure that all shares are voted, please sign and return every proxy card received or submit a proxy by telephone or through the Internet for each proxy card (the control numbers will differ on each card).

    A shareowner may designate a person or persons to act as the shareowner's proxy other than those persons designated on the proxy card. The shareowner may use the proxy card to give another person authority by striking out the names appearing on the enclosed proxy card, inserting the name(s) of another person(s) and delivering the signed card to such person(s). The person(s) designated by the shareowner must present the signed proxy card at the meeting in order for the shares to be voted.

    Where the shareowner is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the shareowner must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order to ensure the shares are properly voted.

    The cost of soliciting proxies will be borne by SBC. Officers, agents and employees of SBC and its subsidiaries and other solicitors retained by SBC may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of SBC. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. SBC has retained Georgeson & Company Inc. to aid in the solicitation of proxies at a fee of $21,000, plus expenses.

    Shareowners representing 40% of the common stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. A list of eligible voters will be available at the Annual Meeting.

    If you plan to attend the meeting in person, please bring the admission ticket (which is attached to the proxy voting card) to the Annual Meeting. If you do not have an admission ticket, you will be admitted upon presentation of identification at the door.

    SBC's executive offices are located at 175 E. Houston, San Antonio, Texas 78205.


     Your vote is important. Please sign, date and return your proxy card or submit your proxy by telephone or through the Internet promptly so that a quorum may be represented at the meeting.

Board of Directors
-------------------------------------------------------------------------------

    The Board of Directors is responsible for the management and direction of SBC and for establishing broad corporate policies. The Board of Directors and various committees of the Board regularly meet to receive and discuss operating and financial reports presented by the Chairman of the Board and Chief Executive Officer as well as reports by experts and other advisors. The Board held ten meetings in 2000.

    Under SBC's Bylaws, the Board of Directors has the authority to determine the size of the Board, not to exceed 25 Directors, and to fill vacancies. After the resignation of Royce Caldwell as a Group A Director in December 2000, the Board of Directors of SBC elected Gilbert Amelio, formerly an Advisory Director, as a Group A Director in February 2001. The Board of Directors currently consists of 21 members, one of whom is an executive officer of SBC. There are no vacancies on the Board.

    SBC's Bylaws provide for a classified Board of Directors with three classes of Directors. Each class is to consist of an equal number of Directors or, where an equal number in each class is not possible, be as nearly equal as possible. The class to which each Director has been assigned is designated as Group A, Group B or Group C. The term of office of Group B Directors will expire at the 2001 Annual Meeting, Group C at the 2002 Annual Meeting, and Group A at the 2003 Annual Meeting.

    The Board of Directors intends to nominate at the 2001 Annual Meeting the seven persons listed as nominees for Group B, all of whom are incumbent Directors, for election to three-year terms of office expiring at the 2004 Annual Meeting.

    Biographical information about the Directors is provided on pages 7-12. Except as otherwise noted, Directors who are shown as officers or partners of other corporations, institutions or firms have held the positions indicated, or have been officers of the organizations indicated, for more than five years.

    Holdings of SBC common stock by SBC Directors are shown on the table on page 15.

Board Committees

    From time to time the Board establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established six standing committees of Directors, the principal responsibilities of which are described below. The biographical information included later in this Proxy Statement identifies committee memberships held by each Director.

Audit Committee--The Committee met five times in 2000. It consists of nine non-employee Directors. The Audit Committee oversees the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the independent auditors and the internal auditors, the annual independent audit of SBC's financial statements, and related matters. The Audit Committee recommends to the Board the appointment of a firm to serve as independent auditors, subject to ratification by the shareowners at the Annual Meeting. The independent auditing firm examines the accounting records of SBC and its subsidiaries for the coming year.

Corporate Development Committee--The Committee met two times in 2000. It consists of six non-employee Directors and one employee Director. The Corporate Development Committee reviews proposed mergers, acquisitions, dispositions and similar transactions.

Corporate Public Policy And Environmental Affairs Committee--The Committee met three times in 2000. It consists of ten non-employee Directors. The Corporate Public Policy and Environmental Affairs Committee examines corporate policy and provides guidance and perspective to SBC management on major public issues, including corporate governance, legislative and environmental matters and SBC's compliance program.

Executive Committee--The Committee did not meet in 2000. It consists of two non-employee Directors and one employee Director. The Executive Committee assists the Board of Directors by acting upon matters when the Board is not in session. The Committee has the full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

Finance/Pension Committee--The Committee met five times in 2000. It consists of nine non-employee Directors and one employee Director. The Finance/Pension Committee makes recommendations to the Board of Directors with respect to investment policy, dividends, methods of financing the operations of SBC and its subsidiaries, and oversees the investments of SBC's employee benefit plans.

Human Resources Committee--The Committee met seven times in 2000. It consists of five non-employee Directors. The Human Resources Committee oversees the management of human resources activities of SBC, including officer compensation, and the design of employee benefit plans. The Committee reviews and makes recommendations to the Board with respect to compensation of Directors. The Committee also advises the Board with respect to the nomination of members to the Board of Directors to be elected at the Annual Meeting or to be appointed by the Board to fill vacancies that may occur during the period between Annual Meetings.

  In recommending Board candidates, the Committee seeks individuals of proven judgment and competence who are outstanding in their chosen fields, and it considers factors such as anticipated participation in Board activities, education, geographic location and special talents or personal attributes. Shareowners who wish to suggest qualified candidates should write to the Vice President and Secretary, SBC Communications Inc., 175 E. Houston, San Antonio, Texas 78205, stating in detail the qualifications of such persons for consideration by the Committee.

SBC Directors to be Elected at the 2001 Annual Meeting
(GROUP B)
-------------------------------------------------------------------------------

                Herman E. Gallegos, age 70, is an independent management consultant. Mr. Gallegos was a Director of Gallegos Institutional Investors Corporation from 1990 to 1994. He served as an alternate U.S. Public Delegate to the 49th United Nations General Assembly from 1994 to 1995. Mr. Gallegos has been a Director of SBC since April 1997. He served as a
Director of Pacific Telesis Group from 1983 to 1997. He is a Director of UnionBanCal Corporation. He is a member of the Audit Committee and the Corporate Public Policy and Environmental Affairs Committee.
[Photo of Herman E. Gallegos]

                Jess T. Hay, age 70, is Chairman of HCB Enterprises Inc, a private investment firm, Dallas, Texas. He is also Chairman of the Texas Foundation for Higher Education, Dallas, Texas.
                Mr. Hay was Chairman and Chief Executive Officer of Lomas Financial Group from 1969 until his retirement in 1994.
                Mr. Hay has been a Director of SBC since April 1986. He is a Director of Exxon Mobil Corporation; Trinity Industries, Inc.; and Viad Corp. He is a member of the Audit Committee and Chairman of the Human Resources Committee.
[Photo of Jess T. Hay]

                James A. Henderson, age 66, retired. Mr. Henderson was Chairman of the Board from 1995 and Chief Executive Officer from 1994 of Cummins Engine Company, Inc., Columbus, Indiana, until his retirement in December 1999. Mr. Henderson has been a Director of SBC since October 1999. He served as a Director of Ameritech Corporation from 1983 to 1999. He is a Director of Championship Auto Racing Teams, Inc.; International Paper Company; Rohm and Haas Company; and Ryerson Tull, Inc. He is a member of the Audit Committee and the Finance/Pension Committee.
[Photo of James A. Henderson]

                Bobby R. Inman, age 69, Admiral, United States Navy, Retired. Admiral Inman served as Vice Admiral, United States Navy, and Director, National Security Agency, from 1977 to 1981, and as Admiral, United States Navy, and Deputy Director, Central Intelligence Agency, from 1981 to 1982. He has been a Director of SBC since March 1985. Admiral Inman is a Director of Fluor
Corporation; Massey Energy Company; Science Applications International Corporation; Temple-Inland Inc.; and Xerox Corporation. He is the Chairman of the Finance/Pension Committee and a member of the Human Resources Committee. [Photo of Bobby R. Inman]

(GROUP B--continued)
-------------------------------------------------------------------------------

                John B. McCoy, age 57, retired. Mr. McCoy was Chairman from November 1999 and Chief Executive Officer from October 1998 of BANK ONE CORPORATION until his retirement in December 1999. Mr. McCoy served as Chairman and Chief Executive Officer of BANC ONE CORPORATION from 1987 to 1998. Mr. McCoy has been a Director of SBC since October 1999. He served as a Director of
Ameritech Corporation from 1991 to 1999. He is a Director of Cardinal Health, Inc.; Corillian Corporation; and Federal Home Loan Mortgage Corporation. He is a member of the Corporate Development Committee and the Human Resources Committee.
[Photo of John B. McCoy]

                S. Donley Ritchey, age 67, is Managing Partner of Alpine Partners, Danville, California. Mr. Ritchey was Chief Executive Officer and Chairman of the Board of Lucky Stores, Inc. from 1981 to 1986. Mr. Ritchey has been a Director of SBC since April 1997. He served as a Director of Pacific Telesis Group from 1984 to 1997. He is a Director of The McClatchy
Company. He is a member of the Finance/Pension Committee and the Human Resources Committee.
[Photo of S. Donley Ritchey]

                Joyce M. Roche, age 53, is President and Chief Executive Officer of Girls Incorporated, New York, New York, and has held this position since September 2000. Ms. Roche was an independent marketing consultant from 1998 to 2000. Ms. Roche was President and Chief Operating Officer of Carson, Inc. from 1996 to 1998, and Executive Vice President of Global Marketing
of Carson, Inc. from 1995 to 1996. Ms. Roche has been a Director of SBC since October 1998. She served as a Director of Southern New England Telecommunications Corporation from May 1997 to October 1998. She is a Director of Anheuser-Busch Companies, Inc. and Tupperware Corporation. She is a member of the Audit Committee and the Corporate Public Policy and Environmental Affairs Committee.
[Photo of Joyce M. Roche]

SBC Directors Serving Until the 2002 Annual Meeting
(GROUP C)
-------------------------------------------------------------------------------

                James E. Barnes, age 67, retired. Mr. Barnes was Chairman of the Board, President and Chief Executive Officer of MAPCO Inc., Tulsa, Oklahoma, from 1986 until 1998. Mr. Barnes has been a Director of SBC since November 1990. Mr. Barnes is a Director of BOK Financial Corporation; Parker Drilling Company; and Stilwell Financial Inc. He is a member of the
Audit Committee and the Corporate Development Committee.
[Photo of James E. Barnes]

                August A. Busch III, age 63, is Chairman of the Board and President of Anheuser-Busch Companies, Inc., St. Louis, Missouri. Mr. Busch has been a Director of SBC since
                October 1983. He served as a Director of Southwestern Bell Telephone Company from 1980 to 1983. Mr. Busch is a Director of Anheuser-Busch Companies, Inc. and Emerson Electric Co.;
and an Advisory Member of the Board of Directors of Grupo Modelo, S.A. de C.V. He is a member of the Corporate Development Committee, the Executive Committee and the Human Resources Committee.
[Photo of August A. Busch III]

                William P. Clark, age 69, is Senior Counsel to Clark, Cali and Negranti, Attorneys at Law, San Luis Obispo, California, and has served in this capacity since 1996. He is also Chief Executive Officer of Clark Company, Paso Robles, California. He is a retired California Supreme Court Justice and former Secretary of the United States Department of the Interior.
Judge Clark has been a Director of SBC since April 1997. He served as a Director of Pacific Telesis Group from 1985 to 1997. He is a Director of The Irish Investment Fund, Inc. He is a member of the Corporate Development Committee and the Corporate Public Policy and Environmental Affairs Committee. [Photo of William P. Clark]

                Lynn M. Martin, age 61, is Chair of the Council for the Advancement of Women and Advisor to the firm of Deloitte & Touche LLP, Chicago, Illinois, and is a professor at the J.L. Kellogg Graduate School of Management, Northwestern University. Ms. Martin served as U.S. Secretary of Labor from 1991 to 1993, and as a member of the U.S. House of Representatives from Illinois from 1981 to 1991. Ms. Martin has been a Director of SBC since October 1999. She served as a Director of Ameritech Corporation from 1993 to 1999. She is a Director of certain Dreyfus Funds; Harcourt General, Inc.; The Procter & Gamble Company; Ryder System, Inc.; and TRW Inc. She is a member of the Corporate Public Policy and Environmental Affairs Committee and the Finance/Pension Committee.
[Photo of Lynn Martin]

(GROUP C--continued)
-------------------------------------------------------------------------------

                Mary S. Metz, age 63, is President of S. H. Cowell Foundation, San Francisco, California, and has served in this capacity since 1999. Dr. Metz was Dean of University Extension of the University of California, Berkeley, from July 1991 until August 1998, and is President Emerita of Mills College. Dr. Metz has been a Director of SBC since April 1997. She served as a Director of Pacific Telesis Group from 1986 to 1997. She is a Director of Longs Drug Stores Corporation; Pacific Gas and Electric Company; Sodexho Marriott Services, Inc.; and UnionBanCal Corporation. She is a member of the Audit Committee and the Corporate Public Policy and Environmental Affairs Committee.
[Photo of Mary S. Metz]

                Laura D'Andrea Tyson, age 53, is Dean of the Walter A. Haas School of Business at the University of California at Berkeley, and has served in this capacity since 1998. Dr. Tyson served as Professor of Economics and Business Administration at the University of California at Berkeley from 1997 to 1998. She served as National Economic Adviser to the President of the United States from 1995 to 1996 and as Chair of the White House Council of Economic Advisers from 1993 to 1995. Dr. Tyson has been a Director of SBC since October 1999. She served as a Director of Ameritech Corporation from 1997 to 1999. She is a Director of Eastman Kodak Company; Fox Entertainment Group, Inc.; Human Genome Sciences, Inc., and Morgan Stanley Dean Witter & Co. She is a member of the Audit Committee and the Finance/Pension Committee.
[Photo of Laura D'Andrea Tyson]

                Edward E. Whitacre, Jr., age 59, is Chairman of the Board and Chief Executive Officer of SBC and has served in this capacity since January 1990. Mr. Whitacre has been a Director of SBC since October 1986. He is a Director of Anheuser-Busch Companies, Inc.; Burlington Northern Santa Fe Corporation; Emerson Electric Co.; and The May Department Stores Company.
He is the Chairman of the Executive Committee and a member of the Corporate Development Committee and the Finance/Pension Committee.
[Photo of Edward E. Whitacre, Jr.]

SBC Directors Serving Until the 2003 Annual Meeting
(GROUP A)
-------------------------------------------------------------------------------

             Gilbert F. Amelio, age 58, is General Partner, Chairman and Chief Executive Officer of Beneventure Capital, San Francisco, California, and has held this position since March 2000. He is also Chairman and Chief Executive Officer of each of AmTech, LLC and AmTech Capital, LP, San Francisco, California, and has served as such since 1999. Dr. Amelio was Principal of Aircraft
Ventures, LLC from 1997 to 1999 and Partner and Director of The Parkside Group, LLC from 1998 to 1999. Dr. Amelio was Chairman of the Board and Chief Executive Officer of Apple Computer, Inc. from 1996 to 1997. He was Chairman of the Board, Chief Executive Officer and President of National Semiconductor Corporation from 1991 to 1996. Dr. Amelio was elected a Director of SBC in February 2001 and had previously served as an Advisory Director of SBC from April 1997 to February 2001. He served as a Director of Pacific Telesis Group from 1995 to 1997. He is a Director of Phase Metrics, Inc. He is a member of the Corporate Public Policy and Environmental Affairs Committee and the Finance/Pension Committee.
[Photo of Gilbert F. Amelio]

             Clarence C. Barksdale, age 68, is Vice Chairman, Board of Trustees, Washington University, St. Louis, Missouri.
             Mr. Barksdale was Chairman of the Board and Chief Executive Officer of Centerre Bancorporation from 1978 to 1988 and Chairman of the Board of Centerre Bank N.A. from 1976 to 1988. Mr. Barksdale was Vice Chairman of Boatmen's Bancshares, Inc. from
January through June 1989. He has been a Director of SBC since October 1983. Mr. Barksdale served as a Director of Southwestern Bell Telephone Company from 1982 to 1983. He is the Chairman of the Audit Committee and a member of the Corporate Public Policy and Environmental Affairs Committee.
[Photo of Clarence C. Barksdale]

             Martin K. Eby, Jr., age 66, is Chairman of the Board and Chief Executive Officer of The Eby Corporation, Wichita, Kansas. Mr. Eby has been a Director of SBC since June 1992. He is a Director of Intrust Bank, N.A. and Intrust Financial Corporation. He is a member of the Audit Committee and the Finance/Pension Committee.
[Photo of Martin K. Eby, Jr.]

(GROUP A--continued)
-------------------------------------------------------------------------------

             Charles F. Knight, age 65, is Chairman of the Board of Emerson Electric Co., St. Louis, Missouri. Mr. Knight was Chief Executive Officer of Emerson Electric Co. from 1986 to 2000. Mr. Knight has been a Director of SBC since October 1983. He served as a Director of Southwestern Bell Telephone Company from 1974 to 1983. Mr. Knight is a Director of Anheuser-Busch Companies, Inc.;
BP Amoco p.l.c.; Emerson Electric Co.; International Business Machines Corporation; and Morgan Stanley Dean Witter & Co. He is the Chairman of the Corporate Development Committee and a member of the Executive Committee and the Finance/Pension Committee.
[Photo of Charles F. Knight]


             Toni Rembe, age 64, is a partner in the law firm of Pillsbury Winthrop LLP, San Francisco, California. Ms. Rembe was elected a Director of SBC in January 1998 and had previously served as an Advisory Director of SBC from April 1997 to January 1998. She served as a Director of Pacific Telesis Group from 1991 to 1997. She is a Director of AEGON N.V. and Potlatch Corporation. She is
a member of the Corporate Development Committee and the Corporate Public Policy and Environmental Affairs Committee.
[Photo of Toni Rembe]

             Carlos Slim Helu, age 61, is Chairman of the Board of Carso Global Telecom, S.A. de C.V., Mexico City, Mexico, and Chairman of the Board of Telefonos de Mexico, S.A. de C.V. He also has been Chairman of the Board of America Movil, S.A. de C.V. since September 2000. He is Chairman Emeritus of Grupo Carso, S.A. de C.V., having served as Chairman of the Board of Grupo Carso from
1980 to 1998. Ing. Slim has been a Director of SBC since September 1993. He is a Director of America Movil, S.A. de C.V.; Carso Global Telecom, S.A. de C.V.; Grupo Financiero Inbursa, S.A. de C.V.; Philip Morris Companies Inc.; and Telefonos de Mexico, S.A. de C.V. He is a member of the Corporate Public Policy and Environmental Affairs Committee and the Finance/Pension Committee. [Photo of Carlos Slim Helu]

             Patricia P. Upton, age 62, is President and Chief Executive Officer of Aromatique, Inc., Heber Springs, Arkansas. Ms. Upton has been a Director of SBC since June 1993. She is the Chairwoman of the Corporate Public Policy and Environmental Affairs Committee.
[Photo of Patricia P. Upton]

Compensation of Directors

    Directors who are also employees of SBC or its subsidiaries receive no separate compensation for serving as Directors or as members of Board committees. Directors who are not employees of SBC or its subsidiaries receive a $60,000 annual retainer, $2,000 for each Board meeting attended and $1,200 for each committee meeting attended. Excluding employee Directors, the chairman of each committee receives an additional annual retainer of $5,000.

    Directors may elect to take their retainer in the form of SBC common stock or cash. Directors may also elect to defer the receipt of all or part of their retainers as well as fees into either Stock Units or into a Cash Deferral Account. Each Stock Unit is equivalent to a share of common stock and earns dividend equivalents in the form of additional Stock Units. Stock Units are converted to common stock and paid out as elected by the Director in up to 15 installments after the Director ceases service with the Board. In addition to any deferrals into Stock Units, on the date of each Annual Meeting of Shareowners, each continuing Director also receives an award of Stock Units equal in value to one and one-half times the annual retainer. To make this provision retroactive to 2000, a grant of Stock Units equal to one time the annual retainer was made in December 2000. On the day of each Annual Meeting, each continuing non-employee Director who joined the Board after November 21, 1997, receives a grant of Stock Units equal to $13,000, limited to 10 annual grants. Deferrals into the Cash Deferral Account earn interest during the calendar year at a rate equal to the Moody's Corporate Bond Yield Averages-Monthly Average Corporates for September of the preceding year ("Moody's"). Annually, Directors may elect to convert their Cash Deferral Accounts into Stock Units at the fair market value of SBC stock at the time of the conversion.

    SBC provides each non-employee Director with travel accident insurance while the Director is on SBC business, along with $100,000 of group life insurance. The total premiums during 2000 for these policies were $990 for travel accident insurance and $10,620 for group life insurance. Directors also receive certain telecommunications services and equipment from subsidiaries of SBC and are reimbursed for such services and equipment provided by other companies. The value of telecommunications services and equipment received, or for which reimbursement was provided, together with amounts necessary to offset the Directors' applicable tax liabilities resulting from such services and benefits, computed at maximum marginal rates, including tax surcharges, averaged $7,917 per non-employee Director in 2000. Employee Directors receive similar services and equipment in connection with their service as officers of SBC.

    Non-employee Directors who joined the Board prior to 1997 may receive pension payments for life following their retirement from the Board. Eligible non-employee Directors who serve for at least five years will receive, in quarterly installments, annual amounts equal to 10% of the annual retainer in effect at the time of termination of Board service, multiplied by the number of years of service, not to exceed 10 years. If the Director dies prior to the expiration of 10 years from his or her date of retirement, his or her beneficiary will be entitled to receive the payments for the remainder of the 10-year period. If an eligible non-employee Director dies while still serving on the Board, a pre-retirement death benefit will be paid as though the individual had retired on the date of death. (Of the Directors eligible to receive a pension, only three continue to accrue service credits.)

    Directors who formerly served on the Board of Pacific Telesis Group ("PTG") (which was acquired by SBC on April 1, 1997) do not receive pension benefits from SBC. As part of their service with PTG, these Directors previously received PTG Deferred Stock Units, each unit now representing the cash value of a share of SBC common stock. The PTG Deferred Stock Units were issued in exchange for the waiver by the Directors of certain retirement benefits. PTG Deferred Stock Units earn dividend equivalents and are paid out in the form of cash after the retirement of the Director. The units will vest pro rata each year until the Director has completed seven years of service. For purposes of vesting and payout of the PTG Deferred Stock Units and the period during which certain options granted by PTG (initially to purchase stock of PTG) may be exercised, service on the SBC Board of Directors will be deemed to constitute service on the PTG Board. In addition, PTG Directors were allowed to elect during 1997 to have their prior deferrals of PTG retainers and fees continued until they leave the SBC Board. These deferrals earn a rate of interest equal to Moody's plus 4% for deferrals from 1985 through 1992; Moody's plus 2% for deferrals from 1993 through 1995; and for deferrals after 1995, the 10-year Treasury Note average for the month of September for the prior year plus 2%.

    Two members of the immediate family of Mr. Gallegos were employed by subsidiaries of SBC in 2000 and were paid a total of approximately $257,000. Amounts paid to these employees are comparable to compensation paid to other employees performing similar job functions.

    In 2000, SBC and/or its subsidiaries obtained legal services from the law firm of Pillsbury Winthrop LLP, of which Ms. Rembe is a partner, on terms which SBC believes were as favorable as would have been obtained from unaffiliated parties.

                            Common Stock Ownership
                           of Directors and Officers
-------------------------------------------------------------------------------

    The following table sets forth the beneficial ownership of SBC common stock as of December 31, 2000, held by each Director, nominee and officer named in the Compensation Table on page 29. As of that date, each Director and officer listed below, and all Directors and executive officers as a group, owned less than one percent of the outstanding SBC common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

-------------------------------------------------------------------------------

                        Total SBC                                 Total SBC
                        Beneficial                                Beneficial
                         Ownership                                 Ownership
    Name of             (including            Name of             (including
Beneficial Owner        options)(1)       Beneficial Owner        options)(1)
----------------        -----------       ----------------        -----------
Gilbert F. Amelio           5,393         Joyce M. Roche               2,041
Clarence C. Barksdale      10,977         Carlos Slim Helu             2,002
James E. Barnes             6,602         Laura D'Andrea Tyson        11,648
August A. Busch III(/2/)   47,954         Patricia P. Upton            8,246
William P. Clark           16,480         Edward E. Whitacre, Jr.  2,693,973
Martin K. Eby, Jr.         26,856         Royce S. Caldwell        1,275,099
Herman E. Gallegos         11,793         Charles E. Foster          490,994
Jess T. Hay                20,002         James D. Ellis             398,988
James A. Henderson         26,636         Donald E. Kiernan          599,755
Bobby R. Inman              4,820         Edward A. Mueller          401,701
Charles F. Knight          14,978         All executive officers
Lynn M. Martin             22,929         and Directors as a group
John B. McCoy              31,584         (consisting of 34 persons,
Mary S. Metz               15,606         including those named
Toni Rembe                 20,933         above):                  8,254,958
S. Donley Ritchey          16,323

-------------------------------------------------------------------------------

(1) This table includes presently exercisable stock options and stock options which will become exercisable within 60 days of the date of this table. The following Directors and officers hold the number of options set forth following their respective names: Dr. Amelio--2,924; Judge Clark--11,696; Mr. Gallegos--11,696; Dr. Metz--11,696; Ms. Rembe--13,158; Mr. Ritchey--
    8,772; Mr. Whitacre--2,147,397; Mr. Caldwell--1,253,586; Mr. Foster--
    447,333; Mr. Ellis--375,776; Mr. Kiernan--567,423; Mr. Mueller--397,058;
    and all executive officers and Directors as a group--7,143,926.

 This table also includes shares held in an employee benefit plan for the following persons, who have sole voting power but no investment power with respect to the number of shares set forth following their respective names:
 Mr. Whitacre--1,154; Mr. Caldwell--389; Mr. Foster--1,344; Mr. Ellis--1,210; and Mr. Mueller--302. In addition, of the shares shown in the above table, the following persons share voting and investment power with other persons with respect to the number of shares set forth following their respective names: Dr. Amelio--2,450; Mr. Barnes--4,600; Mr. Busch--9,800; Judge Clark-- 3,209; Mr. Hay--2,000; Mr. Ritchey--7,549; Dr. Tyson--11,648; Ms. Upton--
 715; Mr. Whitacre--31,668; Mr. Caldwell--11,406; Mr. Ellis--12,090; and
 Mr. Foster--7,163.

(2) Mr. Busch disclaims beneficial ownership of 1,600 shares held by adult daughter and 3,300 shares held in a trust for a sister.

Voting
-------------------------------------------------------------------------------

    Each share of SBC common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. Directors are elected by a plurality of the votes cast. All other matters will be determined by a majority of the votes cast. Shares represented by proxies marked to withhold authority to vote with respect to the election of one or more nominees as Directors, by proxies marked "abstain" on other proposals, and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters. If no directions are given and the signed card is returned, the person or persons designated on the proxy card will vote the shares for the election of the Board of Directors' nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card, and at their discretion on any other matter that may properly come before the meeting. Under the rules of the New York Stock Exchange, on certain routine matters, brokers may, at their discretion, vote shares they hold in "street name" on behalf of beneficial owners who have not returned voting instructions to the brokers. Routine matters include the election of directors and the ratification of the appointment of the independent auditors, but not shareowner proposals. In instances where brokers are prohibited from exercising discretionary authority (so-called "broker non-votes"), the shares they hold are not included in the vote totals and, therefore, have no effect on the vote. Of the matters to be voted or open at the 2001 Annual Meeting, brokers will not be prohibited from exercising discretionary authority except with respect to approval of the shareowner proposal.

Matters To Be Voted Upon
-------------------------------------------------------------------------------

Item 1 on Proxy Card--Election of Directors

    The following Group B Directors have been nominated by the Board of Directors on the recommendation of the Human Resources Committee for election to three-year terms of office that will expire at the 2004 Annual Meeting:

    Herman E. Gallegos                      John B. McCoy
    Jess T. Hay                             S. Donley Ritchey
    James A. Henderson                      Joyce M. Roche
    Bobby R. Inman

    Shares represented by the accompanying form of proxy will be voted for the election of the nominees unless other instructions are shown on the proxy card or provided through the telephone or Internet proxy. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

                Your Board of Directors Recommends a Vote "FOR"
                   its Nominees Listed as Group B Directors.

Item 2 on Proxy Card--Ratification of Appointment of
                          Independent Auditors
-------------------------------------------------------------------------------

    Subject to shareowner ratification, the Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP to serve as independent auditors of SBC for the fiscal year ending December 31, 2001. This firm has audited the accounts of SBC since 1983. If shareowners do not ratify this appointment, the Board will consider other independent auditors. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

         Your Board of Directors Recommends a Vote "FOR" Ratification of the Appointment of Ernst & Young LLP as Independent Auditors.

Item 3 on Proxy Card--Approval of the 2001 Incentive Plan
-------------------------------------------------------------------------------

    Your Board of Directors has adopted the 2001 Incentive Plan ("Incentive Plan") for the purpose of replacing the 1996 Stock and Incentive Plan (the "1996 Plan"), previously approved by our shareowners in 1995. The Incentive Plan, like the 1996 Plan, permits SBC to award eligible managers with performance awards, stock options, and restricted stock. New awards will not be made under the 1996 Plan after shareowner approval is obtained for the Incentive Plan.

    The Incentive Plan allows your Directors to pay managers awards based on performance, including, in the case of stock options, performance that is directly tied to the financial success of our shareowners. Because of the key role the Incentive Plan plays in the compensation of your executives, your Directors urge you to vote for approval of the Incentive Plan, including its performance standards.

    This plan reflects the principles that underlie SBC's compensation policies:

  . A part of every executive's compensation should be "at risk" and tied to the achievement of performance objectives.

  . Compensation policies should encourage ownership of SBC's common stock by executives.

    The terms of the Incentive Plan are summarized on the next page. In addition, the full text of the Incentive Plan is set forth in Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the Incentive Plan.

Summary of the Incentive Plan

    Performance Awards. The Incentive Plan allows certain committees of your Directors (each, a "Plan Committee") to issue "performance shares" and "performance units." These are contingent incentive awards that are converted into stock and/or cash and paid out to the participant only if specific performance goals are achieved over performance periods of not less than one year. If the performance goals are not achieved, the awards are forfeited or reduced. Performance shares are each equivalent in value to a share of common stock (payable in cash and/or stock), while performance units are equal to a specific amount of cash. In any calendar year, no participant may receive performance shares having a potential target payout in shares exceeding two-thirds of one percent of the shares approved for issuance under the plan. Similarly, no participant may receive performance units having a potential target payout in cash exceeding an amount equivalent to two-thirds of one percent of the approved shares. Unless otherwise provided by the Plan Committee, participants may receive dividend equivalents on performance shares.

    Performance Goals. The performance goals set by the Plan Committee include payout tables, formulas or other standards to be used in determining the extent to which the performance goals are met and, if met, the number of performance shares and/or performance units which would be converted into stock and/or cash (or the rate of such conversion) and distributed to participants. The performance goals may include any of the following criteria or any combination thereof:

  . Financial performance of SBC on a consolidated basis, of one or more of its subsidiaries, and/or a division of any of the foregoing. Such financial performance may be based on net income, value added (after-tax cash operating profit less depreciation and less a capital charge), EBITDA (earnings before income taxes, depreciation and amortization), revenues, sales, expenses, costs, market share, volumes of a particular product or service or category thereof, including but not limited to the product's life cycle (for example, products introduced in the last two years), return on net assets, return on assets, return on capital, profit margin, operating revenues, operating expenses and/or operating income.

  . Service performance of SBC on a consolidated basis, of one or more of its subsidiaries, and/or of a division of any of the foregoing. Such service performance may be based upon measured customer perceptions of service quality.

  . SBC stock price, return on shareowners' equity, total shareowner return (stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per share.

    The effects of the following events are disregarded in determining whether performance goals are met: changes in accounting principles; extraordinary items; changes in tax laws affecting net income and/or value added; natural disasters, including floods, hurricanes, and earthquakes; and intentionally inflicted damage to property which directly or indirectly damages the property of SBC or its Subsidiaries.

    Stock Options. The Incentive Plan permits the Plan Committee to issue stock options to managers, which directly link their financial success to that of SBC's shareholders. The Plan Committee may not issue Incentive Stock Options. The Plan Committee shall determine the number of shares subject to options and all other terms and conditions of the options, including vesting requirements. In no event, however, may the exercise price of a stock option be less than 100 percent of the fair market value of SBC common stock on the date of the stock option's grant, nor may any option have a term of more than 10 years. During any calendar year, no single employee may receive options on shares representing more than 2 percent of the shares authorized for issuance under the plan.

    If the Plan Committee determines that an option recipient is engaging in competitive activity with SBC or its subsidiaries, the Plan Committee may cancel any option granted to the recipient. In addition, under certain circumstances, SBC may recover profits from options exercised within 6 months of the employee engaging in competitive activities.

    Restricted Stock. The Incentive Plan also permits the Plan Committee to grant restricted stock awards. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Plan Committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. In order to qualify a restricted stock grant under Section 162(m) of the Code, the Plan Committee may condition vesting of the award on the attainment of performance goals, using the same performance criteria as that used for performance shares and units. The vesting period for restricted stock shall be determined by the Committee, with a minimum vesting period of 3 years; however, the Plan Committee may accelerate the vesting of any such award. No more than 10 percent of the shares authorized for issuance under the Incentive Plan may be used for stock grants, and no manager may receive in any calendar year more than one-third of 1 percent of the shares authorized to be issued under the Incentive Plan.

    Eligible for Participation. All management employees of SBC or its majority owned subsidiaries, representing approximately 67,500 managers, are eligible to be selected to participate in the Incentive Plan. Actual selection of any eligible manager to participate in the Incentive Plan is within the sole discretion of the Plan Committee.

    Available Shares. The Incentive Plan authorizes the Plan Committee to issue, over a ten year period, up to sixty million shares of common stock to participants, net of shares withheld for taxes and lapsed awards. No more than a total of forty percent of the shares authorized for issuance under the Incentive Plan may be issued to participants as a result of performance share awards and restricted stock awards.

    After April 1, 2011, no awards may be issued, other than options which replace the remaining terms of previously granted options.

    Federal Income Tax Matters Relating to Stock Options. SBC believes that, under present law, the following is a summary of the principal U.S. Federal income tax consequences of the issuance and exercise of stock options granted under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

    A participant will not be deemed to have received any income subject to tax at the time a non-qualified stock option is granted, nor will SBC be entitled to a tax deduction at that time. However, when a non-qualified stock option is exercised, the participant will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. SBC will be allowed a tax deduction in the year the option is exercised in an amount equal to the ordinary income which the participant is deemed to have received.

    Other Information. The Incentive Plan may be amended in whole or in part by the Board of Directors or the Human Resources Committee. In the event of a Change in Control (as defined in the Incentive Plan), all options and restricted stock granted under the plan will become vested, and all performance shares or units relating to incomplete performance periods shall be deemed to have achieved their performance goals.

    The closing price of SBC's common stock reported on the New York Stock Exchange for February 1, 2001, was $50.55 per share.

                Your Board of Directors Recommends a Vote "FOR"
                     Approval of the 2001 Incentive Plan.

Item 4 on Proxy Card--Shareowner Proposal
-------------------------------------------------------------------------------

    A shareowner has advised SBC that the shareowner intends to introduce at the 2001 Annual Meeting the following proposal. The name and address of, and the number of shares owned by the proponent will be provided upon request to the Secretary of SBC.

    RESOLVED: The shareholders urge our board of directors to take the necessary steps to nominate at least two candidates for each open board position, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the company's proxy materials (or other required disclosures) to the same extent that such information is required by law and is our company's current practice with the single candidates it now proposes for each position.

Shareowner's Supporting Statement:

    Although our company's board appreciates the importance of qualified people overseeing management, we believe that the process for electing directors can be improved.

    Our company currently nominates for election only one candidate for each board seat, thus leaving shareholders no practical choice in most director elections. Shareholders who oppose a candidate have no easy way to do so unless they are willing to undertake the considerable expense of running an independent candidate for the board. The only other way to register dissent about a given candidate is to withhold support for that nominee, but that process rarely affects the outcome of director elections. The current system thus provides no readily effective way for shareholders to oppose a candidate that has failed to attend board meetings; or serves on so many boards as to be unable to supervise our company management diligently; or who serves as a consultant to the company that could compromise independence; or poses other problems. As a result, while directors legally serve as the shareholder agent in overseeing management, the election of directors at the annual meeting is largely perfunctory. Even directors of near bankrupt companies enjoy re-election with 90%+ pluralities. The "real" selection comes through the nominating committee, a process too often influenced, if not controlled, by the very management the board is expected to scrutinize critically.

    Our company should offer a rational choice when shareholders elect directors. Such a process could abate the problem of a chair "choosing" his own board, that is, selecting those directors he expects will reflexively support his initiatives, and shedding those who may sometimes dissent. Such a process could create healthy and more rigorous shareholder evaluation about which specific nominees are best qualified.

    Would such a process lead to board discontinuity? Perhaps, but only with shareholder approval. Presumably an incumbent would be defeated only because shareholders considered the alternative a superior choice. Would such a procedure discourage some candidates? Surely our board should not be made of those intolerant of competition. Would such a procedure be "awkward" for management when it recruits candidates? Hopefully so. (Management could print a nominee's name advanced by an independent shareholder to limit such embarrassment.). The point is to remove the "final" decision on who serves as a board director from the hands of management, and place it firmly in those of shareholders.

    We urge you to vote for this proposal.

Your Directors' Position

    Each year, your Board of Directors is responsible for identifying the persons they believe to be best suited for election to the SBC Board of Directors. In fact, because your Directors are responsible for advising shareowners in making voting decisions, your Directors have an obligation to inform shareowners which candidates they favor. As a result, if the proposal was implemented, the Board would need to specify the "preferred candidates" and recommend against the alternative slate. This would put the Board in the unusual position of recommending against the very Directors it is nominating. Few qualified persons would be willing to participate in this type of contested election, especially if they were not on the recommended slate.

    SBC's current method for nominating candidates is used by virtually all publicly held companies. A description of the background and qualifications of each candidate is contained in the proxy statement. Shareowners who are dissatisfied may register their disapproval by withholding votes for some or all nominees or by conducting a proxy contest to offer their own slate of nominees. However, by requiring the Board to supply a slate of nominees that it would be forced to recommend against would benefit neither shareowners nor the election process.

                     Your Board of Directors Recommends a
                         Vote "AGAINST" this Proposal.

Financial Statements
-------------------------------------------------------------------------------

Report of the Audit Committee
on the Financial Statements

    The Audit Committee oversees the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the independent auditors and the internal auditors, the annual audit of SBC's financial statements, and related matters. A copy of the written charter for the Audit Committee, which was adopted by the Board of Directors, is attached to the Proxy Statement as Appendix A. The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange.

    The Audit Committee: (1) reviewed and discussed with management SBC's audited financial statements for the year ended December 31, 2000; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (4) considered whether the provision of non-audit services is compatible with maintaining the auditors' independence; and (5) discussed with the auditors the auditors' independence.

    Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2000, be included in SBC's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                             The Audit Committee:

      Clarence C. Barksdale, Chairman           James A. Henderson
      James E. Barnes                           Mary S. Metz
      Martin K. Eby, Jr.                        Joyce M. Roche
      Herman E. Gallegos                        Laura D'Andrea Tyson
      Jess T. Hay

Audit and Consulting Fees Paid to Principal Auditor

    Ernst & Young LLP acts as the principal auditor for SBC and provides certain consulting services. For the year 2000, Ernst & Young charged the following audit and consulting fees.

  Audit Fees--Fees incurred in the audit of SBC's annual financial statements and the quarterly reviews of SBC's interim reports were $3.0 million.

  Financial Information Systems Design and Implementation Fees*--$9.3
                million.

  All Other Fees--Fees of $26.0 million related to matters not described above, including:

  .   Audits required by regulatory bodies of $12.3 million
  .   Income tax services and advice of $1.9 million
  . Consulting on acquisitions, dispositions, and other matters of $11.8 million.

* Financial Information Systems Design and Implementation Fees consist entirely of fees billed by the Ernst & Young consulting group prior to its sale by Ernst & Young on May 27, 2000.

Compensation Committee Interlocks
And Insider Participation
-------------------------------------------------------------------------------

    The Human Resources Committee, composed entirely of independent, outside Directors, is responsible for establishing and administering SBC's policies involving the compensation of executive officers. No employee of SBC serves on this committee. During the 2000 fiscal year, the members of the Human Resources Committee were (and are currently): Jess T. Hay (Chairman), August
A. Busch III, Admiral Bobby R. Inman, John B. McCoy and S. Donley Ritchey. Mr. Busch is Chairman of the Board and President of Anheuser-Busch Companies, Inc., where Mr. Whitacre also serves as a member of the Board of Directors. In addition, Mr. Whitacre serves as a director and is on the Compensation and Human Resources Committee of Emerson Electric Co. where Charles F. Knight, an SBC Director, is Chairman of the Board and was Chief Executive Officer in 2000.

Executive Compensation
-------------------------------------------------------------------------------

Report of the Human Resources Committee
on Executive Compensation

    Responsibilities of the Human Resources Committee (the "Committee") of the Board of Directors include establishing policies governing the compensation of officers of SBC and certain key executives of its subsidiaries. The Committee is composed of five non-employee Directors.

    The Committee's principal objective in establishing compensation policies is to develop and administer a comprehensive program designed to attract and retain outstanding managers who will enhance the profitability of SBC and create value for our shareowners. The policies are designed to attract and retain high-quality executives, to encourage them to make career commitments to SBC and to accomplish SBC's short and long term objectives. To achieve these results, the Committee, in consultation with a nationally recognized compensation and benefits consulting firm, has developed a compensation program that combines annual base salaries with annual and long term incentives principally tied to the performance of SBC and SBC's common stock. The principles used by the Committee in developing the program include the following:

  . To align the financial interests of SBC's executives with those of SBC and its shareowners, a significant portion of executive compensation should be "at risk" and tied to the achievement of certain short and long term performance objectives of SBC.

  . Ownership of SBC's common stock by executives should be encouraged through SBC's compensation program.

  . Sustained superior performance by individual officers that enhances the profitability of SBC should be recognized and appropriately rewarded. As measured by the Committee, such performance may include increasing revenues, reducing expenses, efficiently deploying capital, developing management, and improving service and product quality, while always complying with the high ethical standards established by SBC for the conduct of its officers and employees.

    The Committee is responsible for approving the compensation of officers of SBC, including the Named Officers (defined on page 29), and certain officers of subsidiaries. The following is a summary of the policies underlying compensation reported for 2000.

Annual Base Salary--The Committee has established a policy that annual base salaries for officers will be market-based. Given the greater responsibilities and obligations resulting from SBC's recent acquisitions, the Committee determined in 2000 that salaries should relate reasonably to salaries for similar positions in the 50th to 75th percentile of companies similar in size and complexity. If the officer's duties were principally operational in nature, companies in the telecommunications business were used for comparison; for all other officers, a group of successful companies in diverse businesses were used (each a "Comparator Group"). In each case the Comparator Group was developed in consultation with the Committee's outside compensation consultant.

Incentives--To create incentives for superior efforts on behalf of SBC and to allow employees to share in the very success for which they are responsible, the Committee has determined that a significant portion of each officer's total compensation shall be dependent upon the annual and long term performance of SBC.

    Annual Incentives. During 2000, officers and other key executives of SBC and certain subsidiaries received annual incentives under either the Short Term Incentive Plan or the 1996 Stock and Incentive Plan ("Incentive Plan"). The latter plan allows certain compensation paid to Named Officers to be deductible under Section 162(m) of the Internal Revenue Code (discussed below). Under each plan, the Committee awards an annual bonus contingent upon the yearly performance of the SBC business to which the officer is assigned.

    Under each plan, a target award for each officer and the specific performance objectives applicable to the officer are established at the beginning of the year. If performance objectives are achieved and the target awards paid, the resulting awards typically would place the total of the respective officer's annual salary and short term award between the 50th and 75th percentile of the relevant Comparator Group. If less than the financial objectives are achieved, the target awards may be forfeited or, at a minimum, reduced in progressively increasing proportions. If the objectives are exceeded, the awards are increased in the same manner, subject to caps. In each case, the payment of any part of the award is at the discretion of the Committee. The 2000 financial targets were a combination of revenues and operating income. The Committee reviewed the performance objectives and corresponding results, noting that while SBC performed well, the Committee had established aggressive internal targets. These targets generally proved unattainable for the Named Officers, including the Chief Executive Officer. The Committee notes that while the targets were aggressive, SBC turned in strong growth in net income and is well on the way to completing the integration of Ameritech. Many of SBC's efforts were frustrated by unexpected regulatory-caused delays. Therefore, for the year 2000, the Committee paid awards under the short term plans and/or made discretionary awards that resulted in all but one of the Named Officers, including the Chief Executive Officer, receiving significantly smaller bonuses for 2000 than they received for 1999.

    Long Term Incentives. Since its inception, SBC has provided stock-based long term incentives to officers and other key executives of SBC and certain subsidiaries in the form of performance shares and stock options.

    Performance shares are designed to tie the executive's financial interests to those of our shareowners through the establishment of long term performance awards and the payment of awards in common stock and/or in cash based upon the price of common stock. Performance shares are granted under the 1996 Stock and Incentive Plan. Performance shares are designed to provide rewards for the achievement of SBC's financial goals as well as increases in the price of SBC's common stock. The financial objectives are designed to encourage employees to focus on exceeding a specified level of return. Each officer, including each of the Named Officers, is granted a specific number of performance shares, each equivalent in value to a share of common stock. At the end of the performance period, a percentage of the performance shares, not to exceed 100% of the performance shares granted, is paid out (i.e., converted into common stock and/or cash), based on the annual achievement of SBC's financial goals averaged over a three- (or two-) year period. (The Committee used value added goals (after-tax cash operating profit less depreciation and less a capital charge) in 1997 and 1998, and began using net income goals in 1999.) No awards are paid out if SBC fails to achieve certain minimum financial targets. The Committee also recognizes the importance of stock options as a means to further tie the executive's financial interests directly to those of our shareowners. During 2000, the Committee granted stock options to managers at all levels, including all of the Named Officers. The target value of the regular long term grants (combined value of performance shares and stock options) made in 2000 was designed to relate reasonably to the value of all long term type awards made to the 50th to 75th percentile of employees holding similar positions with companies in the relevant Comparator Group. The Chief Executive Officer was targeted to the 75th percentile of the diverse businesses Comparator Group. In addition to the foregoing awards, the Committee, at its discretion, may grant additional performance shares to persons (these additional performance shares generally have two-year performance periods). During 2000, no such awards were issued.

    In 2000, SBC's officers received the payout of their performance share awards for the 1997-1999 and 1998-1999 performance periods. The Committee determined that during these performance periods SBC exceeded the performance goals set by the Committee. In accordance with a predetermined formula, 100% of the target numbers of shares granted to the officers were distributed.

    SBC also provides several alternatives for its managers to invest a portion of their salaries and annual incentive awards in SBC common stock, thereby giving these managers an even greater stake in the performance of SBC. One such opportunity is the Stock Savings Plan, under which a middle level or above manager may receive stock options based upon the number of shares purchased by the manager under the program through payroll deductions.

Compensation for the Chief Executive Officer--The foregoing principles and policies were applied by the Committee in determining the compensation for the Chairman of the Board and Chief Executive Officer, Mr. Whitacre, for the last fiscal year. The Committee targeted Mr. Whitacre's 2000 annual salary and target bonus to the 75th percentile paid by companies in the diverse businesses Comparator Group. Mr. Whitacre's total cash compensation in 2000 reflects the Committee's belief that his leadership throughout his tenure as Chief Executive Officer of the Company has been outstanding. Again in 2000, he and his skilled cadre of officers produced commendable results under extraordinarily challenging regulatory conditions and concurrently positioned the Company strategically for continuing growth in the future and for a steadily expanding participation in the global telecommunications industry.

    Mr. Whitacre, along with other Named Officers, received stock options and performance shares, as described above under "Long Term Incentives."

Limit on Deductibility of Certain Compensation--Federal income tax law prohibits publicly held companies, such as SBC, from deducting certain compensation paid to a Named Officer that exceeds one million dollars during the tax year. To the extent compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the shareowners, the compensation is not included in the computation of the limit. The Board of Directors, to comply with applicable tax law, is submitting the 2001 Incentive Plan for shareowner approval at this year's Annual Meeting in order to allow certain of the compensation payable under the plan to be eligible for the income tax deduction. Although the Committee intends, to the extent feasible and where it believes it is in the best interests of SBC and its shareowners, to attempt to qualify executive compensation as tax deductible, it does not intend to permit this arbitrary tax provision to distort the Committee's development and execution of effective compensation plans. Thus, the Committee will continue to exercise discretion in those instances where the mechanistic approaches necessary under tax law considerations could compromise the interests of shareholders.

                        The Human Resources Committee:

        Jess T. Hay, Chairman                   John B. McCoy
        August A. Busch III                     S. Donley Ritchey
        Admiral Bobby R. Inman

Summary
      The table below contains information concerning annual and long term compensation provided to the Chairman of the Board and Chief Executive Officer and the other most highly compensated executive officers of SBC (the "Named Officers").
Compensation
Table

-------------------------------------------------------------------------------

                                                                      Long Term Compensation
                                                                 ---------------------------------
                                     Annual Compensation                 Awards          Payouts
                              ---------------------------------- ---------------------- ----------
                                                                             Number of
                                                                 Restricted  Securities
   Name and Principal                               Other Annual    Stock    Underlying    LTIP       All Other
        Position         Year   Salary     Bonus    Compensation Award(s)(3)  Options   Payouts(1) Compensation(2)
------------------------------------------------------------------------------------------------------------------
Edward E. Whitacre, Jr.  2000 $1,886,667 $4,500,000   $566,388       $ 0      795,488   $3,723,352   $ 5,356,594
 Chairman of the Board
 and                     1999 $1,429,167 $6,000,000   $601,334       $ 0      412,983   $3,547,529   $ 5,296,586
 Chief Executive Officer 1998 $1,162,500 $5,000,000   $541,932       $ 0      426,792   $3,341,841   $12,565,876

Royce S. Caldwell        2000 $  899,500 $  585,895   $187,653       $ 0      317,259   $  905,146   $ 2,974,193
 President-SBC
 Operations              1999 $  695,333 $  950,000   $191,340       $ 0      139,712   $1,029,536   $   996,055
                         1998 $  591,572 $1,200,000   $190,283       $ 0      205,509   $1,014,640   $ 2,031,622

Charles E. Foster        2000 $  766,167 $  620,000   $132,266       $ 0      133,497   $  535,872   $   874,786
 Group President         1999 $  529,708 $  675,000   $138,656       $ 0       66,713   $  609,495   $   848,442
                         1998 $  458,072 $  700,000   $144,207       $ 0       61,409   $  544,979   $ 2,024,735

James D. Ellis           2000 $  691,167 $  475,000   $162,007       $ 0      144,851   $  476,775   $ 1,224,355
 Senior Executive Vice   1999 $  519,292 $  625,000   $160,646       $ 0       76,742   $  542,263   $ 1,202,466
 President and General
 Counsel                 1998 $  449,238 $  700,000   $174,524       $ 0       77,756   $  749,901   $ 2,023,257

Donald E. Kiernan        2000 $  691,167 $  475,000   $128,615       $ 0      149,318   $  428,371   $   710,715
 Senior Executive Vice
 President               1999 $  490,125 $  600,000   $130,486       $ 0       64,221   $  487,274   $   688,102
 and Chief Financial
 Officer                 1998 $  401,905 $  625,000   $138,932       $ 0       78,679   $  633,693   $ 2,019,447

Edward A. Mueller        2000 $  574,500 $  575,000   $ 90,614       $ 0      101,804   $  402,904   $   269,727
 President and CEO       1999 $  416,792 $  395,000   $100,048       $ 0       47,278   $  458,276   $   261,568
 Ameritech Corporation   1998 $  372,738 $  475,000   $106,083       $ 0       62,930   $  588,362   $ 2,018,223

-------------------------------------------------------------------------------
(1) The long term incentive award payouts are for the 1997-1999 and 1998-1999 performance periods.
(2) All Other Compensation for 2000 reflects the following Special Performance and Retention Awards (Dollars in thousands): Mr. Whitacre $5,250, Mr. Caldwell $2,925, Mr. Foster $831.25, Mr. Ellis $1,187.5, Mr. Kiernan $675 and Mr. Mueller $240.75. These awards are for achievements from 1996 through 1999. All Other Compensation also includes benefits imputed to the Named Officers with respect to premiums on SBC-owned life insurance, as determined in accordance with IRS guidelines. For Messrs. Whitacre, Caldwell, Foster, Ellis, Kiernan and Mueller these amounts were $16,994, $6,593, $7,336, $4,255, $3,115, and $1,977 respectively. All other amounts reported under this heading represent employer matching contributions made to employee benefit plans.
(3) SBC issued restricted stock and phantom stock units awarded to the Named Officers in 1997. One half of the remaining awards will vest on each of June 3, 2001 and June 3, 2002. The number of restricted shares and units and their values (Dollars in thousands) as of December 31, 2000, are as follows: Mr. Whitacre has 133,333 restricted shares valued at $6,367 and 66,667 phantom stock units valued at $3,183; Messrs. Foster, Ellis and Kiernan each have 66,666 restricted shares valued at $3,183; and Mr. Mueller has 33,333 restricted shares valued at $1,592. Dividends or dividend equivalents are paid on all SBC restricted stock and SBC phantom stock units. Mr. Caldwell, upon his retirement, in accordance with the terms of the grants, was vested in 66,666 shares of restricted stock granted in 1997, together with the remaining part of his Special Performance and Retention Award (see note 1) and 47,619 ordinary shares of Amdocs Limited granted in 1998 (the 1997 and 1998 awards were previously reported). In addition, the Human Resources Committee vested 379,445 of Mr. Caldwell's options expiring December 30, 2005, with a weighted average exercise price of $35.64.

Aggregated Option/SAR Exercises in Last Fiscal Year
And Fiscal Year-End Option/SAR Values
-------------------------------------------------------------------------------

    The purpose of the following table is to report exercises of stock options and stock appreciation rights ("SARs") by the Named Officers during 2000 and the value of their unexercised stock options and SARs as of December 31, 2000. SBC has not issued any SARS to the Named Officers.

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                          Shares                  Options at Fiscal      In-the-Money Options at
                         Acquired                     Year End             Fiscal Year End(1)
                            on       Value    ------------------------- -------------------------
Name                     Exercise  Realized   Exercisable Unexercisable Exercisable Unexercisable
-------------------------------------------------------------------------------------------------
Edward E. Whitacre, Jr.  580,394  $21,782,505  1,920,847    1,486,794   $34,747,422  $13,935,106
Royce S. Caldwell         58,666  $ 2,026,394  1,018,507            0   $15,689,247  $         0
Charles E. Foster        240,996  $ 8,515,822    409,808      273,555   $ 7,598,507  $ 2,898,286
James D. Ellis           254,016  $ 8,640,170    334,383      293,194   $ 5,580,521  $ 3,003,040
Donald E. Kiernan         35,500  $ 1,345,969    544,260      291,016   $11,442,977  $ 3,049,783
Edward A. Mueller         93,402  $ 3,322,705    361,822      211,926   $ 7,270,293  $ 2,192,838

(1) "Value of Unexercised In-the-Money Options" figures are based on the year end, December 29, 2000, SBC common stock price of $47.75.

Long Term Incentive Plans--Awards in Last Fiscal Year
-------------------------------------------------------------------------------

    The table below reports performance shares granted to the Named Officers during the last fiscal year, applicable to the performance periods indicated, under the 1996 Stock and Incentive Plan.

                                       Performance
                                        or Other   Estimated Future Payouts
                           Number of     Period     Under Non-Stock Price-
                         Shares, Units    Until           Based Plans
                           or Other    Maturation  -------------------------
Name                       Rights(1)    or Payout  Threshold Target  Maximum
----------------------------------------------------------------------------
Edward E. Whitacre, Jr.     100,000     2000-2002   85,000   100,000 100,000
Royce S. Caldwell            36,617     2000-2002   31,124    36,617  36,617
Charles E. Foster            19,648     2000-2002   16,701    19,648  19,648
James D. Ellis               19,648     2000-2002   16,701    19,648  19,648
Donald E. Kiernan            23,221     2000-2002   19,738    23,221  23,221
Edward A. Mueller            16,522     2000-2002   14,044    16,522  16,522

(1) Each performance share is equivalent in value to one share of SBC common stock. At the end of a performance period, a percentage of the performance shares is converted into cash and/or SBC common stock, based upon the achievement of certain financial objectives. The performance levels are set on a yearly basis, and the extent to which a performance level is met or exceeded is expressed as a percentage. The annual percentages are then averaged over the term of each performance period to determine the percentage of performance shares which may be converted and paid out. The maximum number of performance shares that may be converted at the end of a performance period may not exceed 100% of the target number of performance shares.

Option Grants in Last Fiscal Year
-------------------------------------------------------------------------------

    The table below contains the estimated present value of stock options granted in 2000, as of their issue date. Option grants B and C were issued under a stock purchase plan where middle level and above managers received options based on the number of SBC shares they purchased.

                               Number of      Percent of                         Grant
                               Securities   Total Options  Exercise              Date
                               Underlying     Granted to    or Base             Present
                                Options      Employees in    Price   Expiration  Value
         Name            Grant  Granted     Fiscal Year(1) ($/Share)    Date    ($000s)
---------------------------------------------------------------------------------------
Edward E. Whitacre, Jr.     A   650,000(2)       1.26%     $39.2500   1/28/10   $7,904
                            B     9,883          0.02%     $42.1875   02/1/10   $  157
                            C   135,605          0.26%     $43.6875   08/1/10   $2,276
Royce S. Caldwell           A   264,000(2)       0.51%     $39.2500   1/28/10   $3,210
                            B     4,351          0.01%     $42.1875   02/1/10   $   69
                            C    48,908          0.10%     $43.6875   08/1/10   $  821
Charles E. Foster           A   102,000(2)       0.20%     $39.2500   1/28/10   $1,240
                            B     3,525          0.01%     $42.1875   02/1/10   $   56
                            C    27,972          0.05%     $43.6875   08/1/10   $  469
James D. Ellis              A   114,000(2)       0.22%     $39.2500   1/28/10   $1,386
                            B     3,393          0.01%     $42.1875   02/1/10   $   53
                            C    27,458          0.05%     $43.6875   08/1/10   $  461
Donald E. Kiernan           A   120,000(2)       0.23%     $39.2500   1/28/10   $1,459
                            B     3,231          0.01%     $42.1875   02/1/10   $   51
                            C    26,087          0.05%     $43.6875   08/1/10   $  438
Edward A. Mueller           A    98,000(2)       0.19%     $39.2500   1/28/10   $1,191
                            B     2,569          0.00%     $42.1875   02/1/10   $   40
                            C     1,235          0.00%     $43.6875   08/1/10   $   20
---------------------------------------------------------------------------------------

(1) Percentages are based on 51,392,369 options granted to employees in 2000.
(2) One-third of these options vest on each anniversary of the grant. As of December 31, 2000, none of these options have vested, except that one-third of the options granted to Mr. Caldwell were vested.

    The option values in the table represent the estimated present value of the options as of their issue date. These values were determined by a nationally recognized compensation and benefits consulting firm in accordance with the Black-Scholes option valuation model. The significant assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following:

  . Options were issued with an exercise price equal to the fair market value of stock on the date of issuance. The term of each option is 10 years (unless otherwise shortened or forfeited due to termination of employment).

  . The model assumed an interest rate of 6.66% in calculating the value of the options in grant A, 6.52% for grant B and 5.83% for grant C. These interest rates represent the interest rates on U.S.

     Treasury securities on the date of grant with a maturity date corresponding to that of the option term. Volatility was calculated using daily stock prices for the three-year period prior to the grant date, resulting in volatility of 33.03% for grant A, 33.46% for grant B, and 36.59% for grant C. The model reflected an annual dividend yield on SBC stock of 2.50% for grant A, 2.32% for grant B, and 2.33% for grant C.

  . The present values of the grant A options were reduced approximately 15.57% to reflect the probability of forfeiture due to termination prior to vesting and were reduced 8.63% for grant A, 10.03% for grant B, and 9.45% for grant C to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

    The ultimate value of the options will depend on the future market price of SBC's common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of SBC's common stock over the exercise price on the date the option is exercised.

Pension Plans

    SBC has a noncontributory pension plan for employees known as the SBC Pension Benefit Plan. Beginning June 1, 1997, management participants, including executive officers, are entitled to receive the greater of two pension benefits, the Cash Balance Benefit or the Grandfathered Benefit, each of which is subject to Internal Revenue Code limitations on pay used to calculate pensions. A participant's Cash Balance Benefit is equal to the balance in the participant's cash balance account, which is made up of (a) an opening account balance as of June 1, 1997, which reflects the lump sum present value of the participant's approximate age 65 accrued benefit under the old plan design, (b) subsequent monthly basic benefit credits equal to 5% of the participant's compensation (generally, base pay, commissions, and other nondiscretionary bonuses such as group incentive awards), and (c) monthly interest credits on the participant's cash balance account. The interest rate is equal to the published average annual yield for the 30-year Treasury Bond, reset quarterly as of the middle of the preceding quarter. In addition, over the period June 30, 1997, through May 31, 2002, the participant's account receives a monthly pro rata share of the participant's transition benefit, which is based on an estimate of what the participant's account balance would have been if the cash balance design had been applied throughout the participant's employment with SBC, plus additional credits if the total of the participant's age plus service exceeds 25.

The Grandfathered Benefit is equal to the sum of 1.6% of a participant's average compensation (generally, base pay, commissions, and other nondiscretionary bonuses such as group incentive awards) for the five years ended December 31, 1999 (or any prior five year averaging period if it would result in a higher benefit), multiplied by the number of years of service through the end of the participant's averaging period, plus 1.6% of the participant's pension compensation subsequent to the averaging period.

    Pension amounts are not subject to reduction for Social Security benefits or any other offset amounts. The Internal Revenue Code places certain limitations on pensions that may be paid under Federal income tax qualified plans. Benefits that are so limited are restored for officers and certain senior managers from the general funds of SBC either under the Supplemental Retirement Income Plan (see paragraph below) or another SBC nonqualified plan. If they continue in their current positions at their current levels of compensation and retire at the mandatory retirement age of 65, the total estimated annual pension amounts from the Pension Benefit Plan, and the estimated credited years of service at retirement under the Plan for Messrs. Whitacre, Foster, Ellis, Kiernan and Mueller would be $142,567 (44 years), $111,234 (40 years), $103,115 (36 years), $46,886 (16 years), and $148,321 (43 years), respectively. Mr. Caldwell received a lump sum payment of his pension of $1,098,875.

    The Supplemental Retirement Income Plan (which is not funded by, nor is it a part of, the Pension Benefit Plan) establishes a target annual retirement benefit for all officers and certain senior managers, stated as a percentage of their annual salaries and annual incentive bonus averaged over a specified averaging period described below ("Average Annual Compensation"). The percentage is increased by .71% for each year of actual service in excess of, or decreased by 1.43% for each year of actual service below, 30 years of service for executive officers and certain other officers and 35 years of service for certain other senior managers. Average Annual Compensation is determined by averaging salaries and actual annual incentive bonus (or such other portion of the target annual bonus amount as the Human Resources Committee may determine) earned during the 36-consecutive-month period out of the last 120 months preceding retirement that generates the highest average earnings. The target percentages of Average Annual Compensation are: Chairman of the Board and Chief Executive Officer, 75%; certain executive officers, 70%; other executive officers and other officers, 55% to 60%; and certain other senior managers, 50%. This plan pays the difference, if any, between the target amount and what would be payable under the Pension Benefit Plan if the benefits under the Pension Benefit Plan were paid in the form of an immediate annuity for life. In the event the participant retires before reaching his or her 60th birthday, a discount of .5% for each month remaining until the participant's 60th birthday is applied reducing the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement. If they continue in their current positions at their current levels of salary and most recent bonuses, and if they retire at the mandatory retirement age of 65, the estimated annual amounts that will be paid in accordance with the Supplemental Retirement Income Plan for Messrs. Whitacre, Foster, Ellis, Kiernan, and Mueller would be $5,440,373, $947,026, $1,000,677, $694,389 and $722,775, respectively. As a part of an early retirement program, upon the departure of Mr. Caldwell, he also received an additional five years of age and five years of service for calculating his benefit under the Supplemental Retirement Income Plan. As a result, Mr. Caldwell will receive an annual payment of $1,175,080.

Contracts with Management

    On November 21, 1997, the Board of Directors approved revised Change of Control Severance Agreements (the "Agreements") for each of the Named Officers in the "Summary Compensation Table" as well as certain other officers. The purpose of the Agreements is to reinforce and encourage the officers to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change in control of SBC. These Agreements provide that in the event of a change in control of SBC, as that term is defined in the Agreements and summarized below, each officer is entitled to certain benefits (the "Severance Benefits") upon the subsequent termination or constructive termination of his or her employment, unless such termination is due to death or disability, or the termination is by SBC for cause (as defined in the Agreements); or is by the officer for other than good reason (as defined in the Agreements).

    The Severance Benefits include the payment of the officer's full base salary through the date of termination plus all other amounts to which the officer is entitled under any compensation plan of SBC in effect immediately prior to the change in control. Also, each officer is entitled to a lump sum payment equal to three (in the case of Messrs. Whitacre, Foster and Ellis) or two (in the case of Messrs. Kiernan and Mueller) times the sum of (a) the officer's annual base salary in effect immediately prior to termination, (b) the most recently paid amount under the Short Term Incentive Plan or as a Key Executive Officer Short Term Award under the 1996 Stock and Incentive Plan, and (c) the cash value of the target award of performance shares granted under the 1996 Stock and Incentive Plan applicable to each officer for the most current performance cycle. Additionally, each officer will be provided with life and health benefits, including supplemental medical, vision and dental benefits, for three years from the date of termination, if the officer is not otherwise entitled to the same.

    In the event any payment or benefit received or to be received by an officer in connection with a change in control or the termination of his or her employment, whether pursuant to his or her Agreement and/or under a benefit plan (the "Total Payments"), is determined to be an excess parachute payment as defined in the Internal Revenue Code and thus subject to the 20% Federal excise tax, SBC will pay the officer an amount equal to the excise tax and all Federal and applicable state taxes resulting from the payment of the excise tax or from payment of such Federal and state taxes.

    Under the Agreements, in general, change in control is deemed to occur if:
(a) anyone (other than an employee benefit plan of SBC) acquires more than 20% of SBC's common stock, (b) within a two-year period, the Directors at the beginning of such period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, or (c) SBC's shareowners either approve a merger or consolidation which results in someone other than the shareowners immediately prior thereto holding more than 35% of the voting power of the surviving entity or approve the complete liquidation of SBC or the disposition of substantially all of SBC's assets.

    J. Cliff Eason, President and Chief Executive Officer-Southwestern Bell, retired as an officer of SBC at the beginning of 2001. In connection with his retirement, the Human Resources Committee vested 130,789 options expiring January 5, 2006, with a weighted average exercise price of $35.63. In accordance with the terms of the grants, he was vested in a Special Performance and Retention Award of $500,000, together with 33,334 shares of restricted stock, and 47,619 ordinary shares of Amdocs Limited.

    One member of the immediate family of each of Royce Caldwell, former Vice Chairman and Group President, and James Callaway, Group President, as well as two members of the immediate family of each of Edward Mueller, Chief Executive Officer of Ameritech Corporation, and Charles Foster, Group President, (each named person being a current or former executive officer of SBC) were employed by subsidiaries of SBC and were paid a total of approximately $617,000 in 2000. Amounts paid to these employees include salary, bonus, option exercises, and relocation costs, and are comparable to compensation paid to other employees performing similar job functions.

Section 16(a) Beneficial Ownership Reporting Compliance

    SBC's executive officers and Directors are required under the Securities Exchange Act of 1934 to file reports of transactions and holdings in SBC common stock with the Securities and Exchange Commission and the New York Stock Exchange and to file a copy of such reports with SBC. Based solely on a review of the filed reports and written representations that no other reports are required, SBC believes that during the preceding year all executive officers and Directors were in compliance with all filing requirements applicable to such executive officers and Directors, except for the late report of two transactions of 105 shares each which were made, without the knowledge of Ms. Upton, by an investment manager who had discretionary authority over accounts in which Ms. Upton had an indirect beneficial interest.

Stock Performance Graph
-------------------------------------------------------------------------------

                Comparison of Five Year Cumulative Total Return
                          SBC, S&P 500 and Peer Group


                             [Graph Appears Here]


                          12/95    12/96    12/97    12/98    12/99    12/00
                          -----    -----    -----    -----    -----    -----
SBC                        100       94      136      204      189      189
S & P 500                  100      123      164      211      254      231
Peer Group                 100       99      144      217      228      197



    Assumes $100 invested on December 31, 1995, in SBC common stock, Standard & Poor's 500 Index ("S&P 500") and a Peer Group of other large U.S. telecommunications companies (BellSouth Corporation and Verizon, Inc.). The index of telecommunications companies ("Peer Group") is weighted according to the market capitalization of its component companies at the beginning of each period. Total return equals stock price appreciation plus reinvestment of dividends on a quarterly basis.

Other Business
-------------------------------------------------------------------------------

    The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of shareowners other than those described herein.

    A copy of SBC's Annual Report to the Securities and Exchange Commission on Form 10-K for the year 2000 may be obtained without charge upon written request to the Director-External Reporting, 175 E. Houston, 9th Floor, San Antonio, Texas 78205.

Shareowner Proposals

    Proposals of shareowners intended for presentation at the 2002 Annual Meeting must be received by SBC for inclusion in its Proxy Statement and form of proxy relating to that meeting by November 12, 2001. Such proposals should be sent in writing by certified mail to the Vice President and Secretary of SBC at 175 E. Houston, San Antonio, Texas 78205.

    Shareowners whose proposals are not included in the Proxy Statement but who still intend to submit a proposal at an Annual Meeting and shareowners who intend to submit nominations for Directors at an Annual Meeting are required to notify the Vice President and Secretary of SBC of their proposal or nominations and to provide certain other information not less than 120 days, nor more than 150 days, prior to the meeting, in accordance with SBC's Bylaws.

    By Order of the Board of Directors.

                                /s/ Judith M. Sahm
                                    Judith M. Sahm
                                    Vice President and Secretary

                                    March 12, 2001

                                                                     APPENDIX A

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                          OF SBC COMMUNICATIONS INC.

  Organization

    This Charter governs the operations of the Audit Committee. The Committee shall review and reassess the Charter at least annually. The Committee shall be appointed by the Board of Directors and shall meet the membership requirements of the New York Stock Exchange. At any meeting of the Committee, a majority of the total number of the Committee members shall constitute a quorum.

  Statement of Policy

    The Audit Committee shall provide assistance to the Board of Directors in overseeing the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the independent and internal auditors, the annual independent audit of the Company's financial statements, and the legal compliance programs established by management and the Board.

  Responsibilities and Processes

    The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting.

    The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

(1) The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee and the Board, as representatives of the Company's shareholders. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholder approval.

(2) The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits.

(3) The Committee shall require the independent auditors to submit a written statement on a periodic basis delineating all relationships with the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall discuss such information and, if advisable, recommend that the Board take appropriate action to satisfy itself of the independent auditors' independence.

(4) Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal compliance programs.

(5) Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

(6) The Committee shall review the impact on the interim financial statements of significant events, transactions, or changes in accounting estimates that potentially affect the quality of the financial reporting, if any, with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q, or as soon as practicable if the communications cannot be made prior to its filing. The chair of the Committee may represent the entire Committee for the purposes of this review.

(7) The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), as well as the auditor's judgment about the quality, not just acceptability, of the Company's accounting principles as applied in its financial reporting. The review shall also include the reasonableness of significant judgments made in the preparation of the financial statements, as well as the clarity of financial statement disclosures. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

(8) The Committee may conduct investigations into any matters within its scope of responsibility.

                                                                     APPENDIX B
                              2001 INCENTIVE PLAN

Article 1 Establishment and Purpose.

    1.1 Establishment of the Plan. SBC Communications Inc., a Delaware corporation (the "Company" or "SBC"), hereby establishes an incentive compensation plan (the "Plan"), as set forth in this document.

    1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareowners, and by providing Participants with an incentive for outstanding performance.

    1.3 Effective Date of the Plan. The Plan shall become effective on April 27, 2001; however, grants may be made before that time subject to becoming effective on or after that date.

Article 2 Definitions.

    Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

      (a) "Award" means, individually or collectively, a grant or award under this Plan of Stock Options, Restricted Stock, Performance Units, or Performance Shares.

      (b) "Award Agreement" means an agreement which may be entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

      (c) "Board" or "Board of Directors" means the SBC Board of Directors.

      (d) "Cause" shall mean willful and gross misconduct on the part of an Employee that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Committee in its sole discretion.

      (e) "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
  Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

      (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (g) "Committee" means the committee or committees of the Board of Directors given authority to administer the Plan as provided in Article 3.

      (h) "Director" means any individual who is a member of the SBC Board of Directors.

      (i) "Disability" shall mean absence of an Employee from work under the relevant Company or Subsidiary disability plan.

      (j) "Employee" means any employee of the Company or of one of the Company's Subsidiaries. "Employment" means the employment of an Employee by the Company or one of its Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

      (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

      (l) "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

      (m) "Fair Market Value" shall mean the closing price on the New York Stock Exchange ("NYSE") for Shares on the relevant date, or if such date was not a trading day, the next preceding trading date, all as determined by the Company. A trading day is any day that the Shares are traded on the NYSE. In lieu of the foregoing, the Committee may select any other index or measurement to determine the Fair Market Value of Shares under the Plan.

      (n) "Insider" shall mean an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.

      (o) "Key Executive Officer Short Term Award" or "KEO Award" means a Performance Unit.

      (p) "Option" means an option to purchase Shares from SBC.

      (q) "Participant" means a person who holds an outstanding Award granted under the Plan.

      (r) "Performance Unit" and "Performance Share" shall each mean an Award granted to an Employee pursuant to Article 8 herein.

      (s) "Plan" means this 2001 Incentive Plan. The Plan may also be referred to as the "SBC 2001 Incentive Plan" or as the "SBC Communications Inc. 2001 Incentive Plan."

      (t) "Restricted Stock" means an Award of Stock granted to an Employee pursuant to Article 7 herein.

      (u) "Retirement" or to "Retire" shall mean the Participant's Termination of Employment for any reason other than death, Disability or for Cause, on or after the earlier of the following dates, or as otherwise provided by the Committee: (1) the date the Participant would be eligible to retire with an immediate pension under the rules of the SBC Supplemental Retirement Income Plan, whether or not actually a participant in such plan; or (2) the date the Participant has attained one of the following combinations of age and service, except as otherwise indicated below:

        Net Credited
        Service               Age
        ------------      -----------
        10 years or more  65 or older
        20 years or more  55 or older
        25 years or more  50 or older
        30 years or more  Any age

           In determining whether a Participant's Termination of Employment under the Enhanced Pension and Retirement Program ("EPR") is a Retirement as defined above, 5 years shall be added to each of Age and Net Credited Service.

      (v) "Rotational Work Assignment Company" ("RWAC") shall mean any entity with which SBC Communications Inc. or any of its Subsidiaries may enter into an agreement to provide an employee for a rotational work assignment.

      (w) "Shares" or "Stock" means the shares of common stock of the Company.

      (x) "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, more than fifty percent (50%) of the total combined voting power of all classes of Stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns more than fifty percent (50%) of the combined equity thereof.

      (y) "Termination of Employment" or a similar reference shall mean the event where the Employee is no longer an Employee of the Company or of any Subsidiary.

Article 3 Administration.

    3.1 The Committee. Administration of the Plan shall be as follows:

      (a) With respect to Insiders, the Plan and all Awards hereunder shall be administered by the Human Resources Committee of the Board or such other Committee as may be appointed by the Board for this purpose (each of the Human Resources Committee and such other committee is the "Disinterested Committee"), where each Director on such Disinterested Committee is a "Non-Employee Director", as that term is used in Rule 16b-3 under the Exchange Act (or any successor designation for determining who may administer plans, transactions or awards exempt under Section 16(b) of the Exchange Act), as that rule may be modified from time to time.

      (b) The Disinterested Committee and such other Committee as the Board may create, if any, to administer the Plan with respect to non-Insiders (such other Committee shall be the "Non-Insider Committee") shall each have full authority to administer the Plan and all Awards hereunder with respect to all persons who are not Insiders, except as otherwise provided herein or by the Board. Any Committee may be replaced by the Board at any time.

    3.2 Authority of the Committee. The Committee shall have full power, except as limited by law and subject to the provisions herein, in its sole and exclusive discretion: to grant Awards; to select the recipients of Awards; to determine the eligibility of a person to participate in the Plan or to receive a particular Award; to determine the sizes and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

    No Award other than Restoration Options may be made under the Plan after April 2, 2011.

    References to determinations or other actions by SBC or the Company, herein, shall mean actions authorized by the Committee, the Chairman of the

Board of SBC, the Senior Executive Vice President of SBC in charge of Human Resources or their respective successors or duly authorized delegates, in each case in the discretion of such person.

    All determinations and decisions made by SBC pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

    Subject to the terms of this Plan, the Committee is authorized, and shall not be limited in its discretion, to use any of the Performance Criteria specified herein in its determination of any Award under this Plan.

Article 4 Shares Subject to the Plan.

    4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the number of Shares available for issuance under the Plan shall not exceed 60 million Shares of Stock. No more than 10% of the Shares approved for issuance under this Plan may be Shares of Restricted Stock. No more than 40% of the Shares approved for issuance under this Plan may be issued to Participants as a result of Performance Share and Restricted Stock Awards. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares. The Disinterested Committee shall have full discretion to determine the manner in which Shares available for grant are counted in this Plan.

    Without limiting the discretion of the Committee under this section, unless otherwise provided by the Committee, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

      (a) The grant of a Stock Option or a Restricted Stock Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award. However, to the extent the Participant uses previously owned Shares to pay the Exercise Price or any taxes, or Shares are withheld to pay taxes, these Shares shall be available for regrant under the Plan.

      (b) With respect to Performance Shares, the number of Performance Shares granted under the Plan shall be deducted from the number of Shares available for grant under the Plan. The number of Performance Shares which cannot be, or are not, converted into Shares and distributed (including deferrals) to the Participant or deferred through another plan following the end of the Performance Period, or which are withheld for taxes, shall increase the number of Shares available for regrant under the Plan by an equal amount.

      (c) With respect to Performance Units representing a fixed dollar amount that may only be settled in cash, the Performance Units Award shall not affect the number of Shares available under the Plan.

    4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, Shares subject to such Award shall be again available for the grant of an Award under the Plan.

    4.3 Adjustments in Authorized Plan Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan (including individual limits), and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares constituting outstanding Awards, as may be determined to be appropriate and equitable by the Disinterested Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5 Eligibility and Participation.

    5.1 Eligibility. All management Employees are eligible to receive Awards under this Plan.

    5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee is entitled to receive an Award unless selected by the Committee.

Article 6 Stock Options.

    6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time, and under such terms and conditions, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee; provided, however, that the maximum number of Shares subject to Options which may be granted to any single Employee during any calendar year shall not exceed 2% of the Shares approved for issuance under this Plan. The Committee may not grant Incentive Stock Options, as described in Section 422 of the Code, under this Plan. The Committee may authorize the automatic grant of additional Options ("Restoration Options") when a Participant exercises already outstanding Options, or options granted under a prior option plan of the Company, on such terms and conditions as it shall determine. Unless otherwise provided by the Committee, the number of Restoration Options granted to a Participant with respect to the exercise of an option (including an Option under this Plan) shall not exceed the number of Shares delivered by the Participant in payment of the Exercise Price of such option, and/or in payment of any tax withholding resulting from such exercise, and any Shares which are withheld to satisfy withholding tax liability arising out of such exercise. A Restoration Option shall have an Exercise Price of not less than 100% of the per Share Fair Market Value on the date of grant of such Restoration Option, and shall be subject to all the terms and conditions of the original grant, including the expiration date, and such other terms and conditions as the Committee in its sole discretion shall determine.

    6.2 Form of Issuance. Each Option grant may be issued in the form of an Award Agreement and/or may be recorded on the books and records of the Company for the account of the Participant. If an Option is not issued in the form of an Award Agreement, then the Option shall be deemed granted as determined by the Committee. The terms and conditions of an Option shall be set forth in the Award Agreement, in the notice of the issuance of the grant, or in such other documents as the Committee shall determine. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains (unless otherwise provided by the Committee, each Option may be exercised to purchase one Share), and such other provisions as the Committee shall determine.

    6.3 Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option Awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

    6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

    6.5 Vesting of Options. Options shall vest at such times and under such terms and conditions as determined by the Committee; provided, however, unless another vesting period is provided by the Committee at or before the grant of an Option, one-third of the Options will vest on each of the first three anniversaries of the grant; if one Option remains after equally dividing the grant by three, it will vest on the first anniversary of the grant, if two Options remain, then one will vest on each of the first two anniversaries. The Committee shall have the right to accelerate the vesting of any Option; however, the Chairman of the Board or the Senior Executive Vice President-Human Resources, or their respective successors, or such other persons designated by the Committee, shall have the authority to accelerate the vesting of Options for any Participant who is not an Insider.

    6.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Exercises of Options may be effected only on days and during the hours that the New York Stock Exchange is open for regular trading. The Company may further change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

    Options shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price. When Options have been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

    6.7 Payment. The Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received therefor.

    Payment may be made:

      (a) in cash, or

      (b) unless otherwise provided by the Committee at any time, and subject to such additional terms and conditions and/or modifications as the Committee or the Company may impose from time to time, and further subject to suspension or termination of this provision by the Committee or Company at any time, by:

        (i) delivery of Shares of Stock owned by the Participant in partial (if in partial payment, then together with cash) or full payment; provided, however, as a condition to paying any part of the Exercise Price in Stock, at the time of exercise of the Option, the Participant must establish to the satisfaction of the Company that the Stock tendered to the Company must have been held by the Participant for a minimum of six (6) months preceding the tender; or

        (ii) if the Company has designated a stockbroker to act as the Company's agent to process Option exercises, issuance of an exercise notice together with instructions to such stockbroker irrevocably instructing the stockbroker: (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Shares to be received from the Option exercise to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the stockbroker sells any Shares on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales. No Stock shall be issued until the settlement date and until the proceeds (equal to the Option Price and tax withholding) are paid to the Company.

        If payment is made by the delivery of Shares of Stock, the value of the Shares delivered shall be equal to the Fair Market Value of the Shares on the day preceding the date of exercise of the Option.

        Restricted Stock may not be used to pay the Option Price.

    6.8 Termination of Employment. Unless otherwise provided by the Committee, the following limitations on exercise of Options shall apply upon Termination of Employment:


      (a) Termination by Death or Disability. In the event of the Participant's Termination of Employment by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of Termination of Employment and may be exercised, if at all, no more than three (3) years from the date of the Termination of Employment, unless the Options, by their terms, expire earlier. However, in the event the Participant was eligible to Retire at the time of Termination of Employment, notwithstanding the foregoing, the Options may be exercised, if at all, no more than five (5) years from the date of the Termination of Employment, unless the Options, by their terms, expire earlier.

      (b) Termination for Cause. In the event of the Participant's Termination of Employment by the Company for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

      (c) Retirement or Other Termination of Employment. In the event of the Participant's Termination of Employment for any reason other than the reasons set forth in (a) or (b), above, all outstanding Options which are vested as of the effective date of Termination of Employment may be exercised, if at all, no more than five (5) years from the date of Termination of Employment if the Participant is eligible to Retire, or three (3) months from the date of the Termination of Employment if the Participant is not eligible to Retire, as the case may be, unless in either case the Options, by their terms, expire earlier. In the event of the death of the Participant after Termination of Employment, this paragraph (c) shall still apply and not paragraph (a), above.

      (d) Options not Vested at Termination. Except as provided in paragraph
  (a), above, all Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and shall once again become available for grant under the Plan).

      (e) Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of Termination of Employment, but no such modification shall shorten the terms of Options issued prior to such modification.

    6.9 Employee Transfers. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) or between the Company or a Subsidiary and a RWAC, to the extent the period of employment at a RWAC is equal to or less than five
(5) years, shall not be deemed a Termination of Employment. Provided, however, for purposes of this Article 6, termination of employment with a RWAC without a concurrent transfer to the Company or any of its Subsidiaries shall be deemed a Termination of Employment as that term is used herein. Similarly, termination of an entity's status as a Subsidiary or as a RWAC shall be deemed a Termination of Employment of any Participants employed by such Subsidiary or RWAC.

    6.10 Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee:

      (a) During the Participant's lifetime, the Participant's Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative. After the death of the Participant, except as otherwise provided by SBC's Rules for Employee Beneficiary Designations, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent's estate) or his or her guardian or legal representative.

      (b) No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant's death and in accordance with the SBC Rules for Employee Beneficiary Designations; and (ii) in the case of any holder after the Participant's death, only by will or by the laws of descent and distribution.

    6.11 Competition and Solicitation. In the event a Participant directly or indirectly, engages in competitive activity, or has become associated with, employed by, controls, or renders service to any business that is engaged in competitive activity, with (i) the Company, (ii) any Subsidiary, or (iii) any business in which any of the foregoing have a substantial interest, or if the Participant attempts, directly or indirectly, to induce any employee of the Company or a Subsidiary to be employed or perform services elsewhere without the permission of the Company, then the Company may (i) cancel any Option granted to such Participant, whether or not vested, in whole or in part; and/or (ii) rescind any exercise of the Participant's Options that occurred on or after that date six months prior to engaging in such activity, in which case the Participant shall pay the Company the gain realized or received upon such exercise of Options. "Has become associated with" shall include, among other things, beneficial ownership of 1/10 of 1% or more of a business engaged in competitive activity. The determination of whether a Participant has engaged in any such activity and whether to cancel Options and/or rescind the exercise of Options shall be made by SBC, and in each case such determination shall be final, conclusive and binding on all persons.

Article 7 Restricted Stock.

    7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the attainment of Performance Goals based on Performance Criteria in the same manner as provided in Section 8.4, herein, with respect to Performance Shares. No Employee may receive, in any calendar year, in the form of Restricted Stock more than one-third of 1% of the Shares approved for issuance under this Plan.

    7.2 Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

    7.3 Transferability. Except as otherwise provided in this Article 7, and subject to any additional terms in the grant thereof, Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until fully vested.

    7.4 Restrictions. The Restricted Stock shall be subject to such vesting terms as may be determined by the Committee, but the Restricted Stock shall not vest prior to the third anniversary of the grant thereof (unless accelerated as provided in Section 7.5). The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

    The Company shall also have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as the shares are fully vested and all conditions and/or restrictions applicable to such Shares have been satisfied.

    7.5 Removal of Restrictions. Except as otherwise provided in this Article 7 or otherwise provided in the grant thereof, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any. However, the Committee, in its sole discretion, shall have the right to immediately vest the shares and waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

    7.6 Voting Rights, Dividends and Other Distributions. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such Shares. Except as provided in the following sentence, in the sole discretion of the Committee, other cash dividends and other distributions paid to Participants with respect to Shares of Restricted Stock may be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

    7.7 Termination of Employment Due to Death or Disability. In the event of the Participant's Termination of Employment by reason of death or Disability, all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of Termination of Employment.

    7.8 Termination of Employment for Other Reasons. In the event of the Participant's Termination of Employment for any reason other than those specifically set forth in Section 7.7 herein, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of Termination of Employment immediately shall be forfeited and returned to the Company.

    7.9 Employee Transfers. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) or between the Company or a Subsidiary and a RWAC, to the extent the period of employment at a RWAC is equal to or less than five
(5) years, shall not be deemed a Termination of Employment. Provided, however, for purposes of this Article, termination of employment with a RWAC without a concurrent transfer to the Company or any of its Subsidiaries shall be deemed a Termination of Employment as that term is used herein. Similarly, termination of an entity's status as a Subsidiary or as a RWAC shall be deemed a Termination of Employment of any Participants employed by such Subsidiary or RWAC.

Article 8 Performance Units and Performance Shares.

    8.1 Grants of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Shares and Performance Units may be granted to eligible Employees at any time and from time to time, as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares Awarded to each Participant.

    8.2 Value of Performance Shares and Units.

      (a) A Performance Share is equivalent in value to a Share of Stock. In any calendar year, no individual may be Awarded Performance Shares having a potential payout of Shares of Stock exceeding two-thirds of 1% of the Shares approved for issuance under this Plan.

      (b) A Performance Unit shall be equal in value to a fixed dollar amount determined by the Committee. In any calendar year, no individual may be Awarded Performance Units having a potential payout equivalent exceeding the Fair Market Value of two-thirds of 1% of the Shares approved for issuance under this Plan. The number of Shares equivalent to the potential payout of a Performance Unit shall be determined by dividing the maximum cash payout of the Award by the Fair Market Value per Share on the effective date of the grant. The Committee may denominate a Performance Unit Award in dollars instead of Performance Units. A Performance Unit Award may be referred to as a "Key Executive Officer Short Term Award" or "KEO Award".

     8.3 Performance Period. The Performance Period for Performance Shares and Performance Units is the period over which the Performance Goals are measured. The Performance Period is set by the Committee for each Award; however, in no event shall an Award have a Performance Period of less than one year.

     8.4 Performance Goals. For each Award of Performance Shares or Performance Units, the Committee shall establish performance objectives ("Performance Goals") for the Company, its Subsidiaries, and/or divisions of any of foregoing, based on the Performance Criteria and other factors set forth in (a) through (d), below. Performance Goals shall include payout tables, formulas or other standards to be used in determining the extent to which the Performance Goals are met, and, if met, the number of Performance Shares and/or Performance Units which would be converted into Stock and/or cash (or the rate of such conversion) and distributed to Participants in accordance with Section 8.6. All Performance Shares and Performance Units which may not be converted under the Performance Goals or which are reduced by the Committee under Section 8.6 or which may not be converted for any other reason after the end of the Performance Period shall be canceled at the time they would otherwise be distributable. When the Committee desires an Award to qualify under Section 162(m) of the Code, as amended, the Committee shall establish the Performance Goals for the respective Performance Shares and Performance Units prior to or within 90 days of the beginning of the service relating to such Performance Goal, and not later than after 25% of such period of service has elapsed. For all other Awards, the Performance Goals must be established before the end of the respective Performance Period.

       (a) The Performance Criteria which the Committee is authorized to use, in its sole discretion, are any of the following criteria or any combination thereof:

         (1) Financial performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or a division of any of the foregoing. Such financial performance may be based on net income, Value Added (after-tax cash operating profit less depreciation and less a capital charge), EBITDA (earnings before income taxes, depreciation and amortization), revenues, sales, expenses, costs, market share, volumes of a particular product or service or category thereof, including but not limited to the product's life cycle (for example, products introduced in the last 2 years), return on net assets, return on assets, return on capital, profit margin, operating revenues, operating expenses, and/or operating income.

        (2) Service performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing. Such service performance may be based upon measured customer perceptions of service quality.

        (3) The Company's Stock price, return on shareholders' equity, total shareholder return (Stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per share.

      (b) Except to the extent otherwise provided by the Committee in full or in part, if any of the following events occur during a Performance Period and would directly affect the determination of whether or the extent to which Performance Goals are met, the effects of such events shall be disregarded in any such computation: changes in accounting principles; extraordinary items; changes in tax laws affecting net income and/or Value Added; natural disasters, including floods, hurricanes, and earthquakes; and intentionally inflicted damage to property which directly or indirectly damages the property of the Company or its Subsidiaries. No such adjustment shall be made to the extent such adjustment would cause the Performance Shares or Performance Units to fail to satisfy the performance based exemption of Section 162(m) of the Code.

    8.5 Dividend Equivalents on Performance Shares. Unless reduced or eliminated by the Committee, a cash payment in an amount equal to the dividend payable on one Share will be made to each Participant for each Performance Share held by a Participant on the record date for the dividend.

    8.6 Form and Timing of Payment of Performance Units and Performance Shares. As soon as practicable after the applicable Performance Period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Share and/or Performance Unit Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the Performance Goals for such Performance Period), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Units and Performance Shares. If Performance Goals have been met, then the number of Performance Units and Performance Shares to be converted into Stock and/or cash and distributed to the Participants shall be determined in accordance with the Performance Goals for such Awards, subject to any limits imposed by the Committee. Unless the Participant has elected to defer all or part of his Performance Units or Performance Shares as provided in Article 10, herein, payment of Performance Units and Performance Shares shall be made in a single lump sum, as soon as reasonably administratively possible following the determination of the number of Shares or amount of cash to which the Participant is entitled. Performance Units will be distributed to Participants in the form of cash. Performance Shares will be distributed to Participants in the form of 50% Stock and 50% Cash, or at the Participant's election, 100% Stock or 100% Cash. In the event the Participant is no longer an Employee at the time of the distribution, then the distribution shall be 100% in cash, provided the Participant may elect to take 50% or 100% in Stock. At any time prior to the distribution of the Performance Shares and/or Performance Units (or if distribution has been deferred, then prior to the time the Awards would have been distributed), unless otherwise provided by the Committee, the Committee shall have the authority to reduce or eliminate the number of Performance Units or Performance Shares to be converted and distributed or to mandate the form in which the Award shall be paid (i.e., in cash, in Stock or both, in any proportions determined by the Committee).

    Unless otherwise provided by the Committee, any election to take a greater amount of cash or Stock with respect to Performance Shares must be made in the calendar year prior to the calendar year in which the Performance Shares are distributed (or if distribution has been deferred, then in the year prior to the year the Performance Shares would have been distributed absent such deferral).

    For the purpose of converting Performance Shares into cash and distributing the same to the holders thereof (or for determining the amount of cash to be deferred), the value of a Performance Share shall be the average of the Fair Market Values of Shares for the period of five (5) trading days ending on the valuation date. The valuation date shall be the first business day of the second month in the year of distribution (or the year it would have been distributed were it not deferred). Performance Shares to be distributed in the form of Stock will be converted at the rate of one (1) Share of Stock per Performance Share.

    8.7 Termination of Employment Due to Death or Disability. In the event of the Participant's Termination of Employment by reason of death or Disability, the Participant shall receive a lump sum payout of all outstanding Performance Units and Performance Shares calculated as if all unfinished Performance Periods had ended with 100% of the Performance Goals achieved, payable in the year following the date of Termination of Employment.

    8.8 Termination of Employment for Other Reasons. In the event of the Participant's Termination of Employment for other than a reason set forth in
Section 8.7 (and other than for Cause), if the Participant is not Retirement eligible at Termination of Employment, the Participant may receive no more than a prorated payout of all Performance Units and Performance Shares, based on the number of months the Participant worked at least one day during the respective Performance Period divided by the number of months in the Performance Period.

    8.9 Termination of Employment for Cause. In the event of the Participant's Termination of Employment of a Participant by the Company for Cause, all Performance Units and Performance Shares shall be forfeited by the Participant to the Company.

    8.10 Nontransferability. Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with the SBC Rules for Employee Beneficiary Designations.

Article 9 Beneficiary Designation.

    In the event of the death of a Participant, distributions or Awards under this Plan, other than Restricted Stock, shall pass in accordance with the SBC Rules for Employee Beneficiary Designations.

Article 10 Deferrals.

    Unless otherwise provided by the Committee, a Participant may, as permitted by the Stock Savings Plan or the Salary and Incentive Award Deferral Plan, defer all or part of Awards made under this Plan in accordance with and subject to the terms of such plans.

Article 11 Employee Matters.

    11.1 Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or one of its Subsidiaries.

    11.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 12 Change in Control.

    Upon the occurrence of a Change in Control:

      (a) Any and all Options granted hereunder immediately shall become vested and exercisable;

      (b) Any Restriction Periods and all restrictions imposed on Restricted Shares shall lapse and they shall immediately become fully vested;

      (c) The 100% Performance Goal for all Performance Units and
  Performance Shares relating to incomplete Performance Periods shall be deemed to have been fully achieved and shall be converted and distributed in accordance with all other terms of the Award and this Plan; provided, however, notwithstanding anything to the contrary in this Plan, no outstanding Performance Unit or Performance Share may be reduced.

Article 13 Amendment, Modification, and Termination.

    13.1 Amendment, Modification, and Termination. The Board or the Disinterested Committee may at any time and from time to time, alter or amend the Plan in whole or in part or suspend or terminate the Plan in whole or in part.

    13.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 14 Withholding.

    14.1 Tax Withholding. The Company shall deduct or withhold an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan ("Withholding Taxes").

    14.2 Share Withholding. Upon the exercise of Options, the lapse of restrictions on Restricted Stock, the distribution of Performance Shares in the form of Stock, or any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock equal in value, using the Fair Market Value on the date determined by the Company to be used to value the Stock for tax purposes, to the Withholding Taxes applicable to such transaction.

    Any fractional Share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant.

    Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to Section 6.7(b)(ii), herein, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

    If permitted by the Committee, prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time.

Article 15 Successors.

    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 16 Legal Construction.

    16.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    16.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    16.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    16.4 Errors. At any time SBC may correct any error made under the Plan without prejudice to SBC. Such corrections may include, among other things, changing or revoking an issuance of an Award.

    16.5 Elections and Notices. Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by SBC or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by SBC or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including through electronic means, over the Internet or otherwise. An election shall be deemed made when received by SBC (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. SBC may limit the time an election may be made in advance of any deadline.

    Where any notice or filing required or permitted to be given to SBC under the Plan, it shall be delivered to the principal office of SBC, directed to the attention of the Senior Executive Vice President-Human Resources of SBC or his or her successor. Such notice shall be deemed given on the date of delivery.

    Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant's work or home address as shown on the records of SBC or, at the option of SBC, to the Participant's e-mail address as shown on the records of SBC. It is the Participant's responsibility to ensure that the Participant's addresses are kept up to date on the records of SBC. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants' work locations.

    16.6 Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

    16.7 Venue. Because awards under the Plan are granted in Texas, records relating to the Plan and awards thereunder are located in Texas, and the Plan and awards thereunder are administered in Texas, the Company and the

Participant to whom an award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Texas with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Bexar County, Texas, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Texas court, and no other, (c) such Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

Printed entirely on recycled paper
meeting or exceeding the Environmental
Protection Agency minimum requirements
for recycled paper stock.

[SBC logo]                                   PROXY CARD/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 27, 2001.

The undersigned hereby appoints Edward E. Whitacre, Jr. and Donald E. Kiernan, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in SBC Communications Inc. at the Annual Meeting of Shareowners to be held on April 27, 2001, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares in accordance with the Directors' recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR each of the three Director proposals (Items 1, 2 and 3) and AGAINST the Shareowner proposal (Item 4) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

The nominees for the Board of Directors are:
        01 - Herman E. Gallegos    04 - Bobby R. Inman   06 - S. Donley Ritchey
        02 - Jess T. Hay           05 - John B. McCoy    07 - Joyce M. Roche
        03 - James A. Henderson

Please sign on the reverse side of this card and return promptly in the enclosed envelope or, if you choose, you can submit your proxy through the Internet or by telephone.

This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the plan administrator or trustee for any shares held on your behalf under any of the following employee benefit plans: the SBC Savings Plan, the SBC Savings and Security Plan, the Ameritech Savings and Security Plan for Non-Salaried Employees (the preceding plans are referred to as the "Savings Plans"), the DonTech Profit Participation Plan, the Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan, the SBC PAYSOP, the Pacific Telesis Group Employee Stock Ownership Plan, and the Tax Reduction Act Stock Ownership Plan sponsored by The Southern New England Telephone Company (the "TRASOP"). Shares in each of the foregoing employee benefit plans (except the TRASOP and the Old Heritage plan) for which voting instructions are not received, as well as shares which have not yet been allocated to participants' accounts in each of the Savings Plans, subject to the trustees' fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in each such plan. Similarly the proxy card or telephone or Internet proxy will constitute voting instructions to the plan administrator for any shares held, on your behalf pursuant to the DirectSERVICE Investment Program (dividend reinvestment plan).

             (Please mark your proxy and sign on the reverse side.)

------------------------------------------------------------------------------
                             FOLD AND DETACH HERE
[map]                               [map]
                               ADMISSION TICKET
The Alzafar Shrine Temple is located in San Antonio on the west-bound frontage road of North Loop 1604 between the Stone Oak Parkway and Blanco Road Exits.

                                       SBC Communications Inc.
                                    Annual Meeting of Shareowners
                                       Friday, April 27, 2001
                                        Alzafar Shrine Temple
                                      901 North Loop 1604 West
                                      San Antonio, Texas 78216
                                       Doors open at 8:00 a.m.
                                     Meeting begins at 9:00 a.m.

[x] Please mark your votes as in this example.

SBC COMMUNICATIONS INC.   THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
------------------------------------------------- ----------------------------
Your Directors recommend a vote FOR Items 1, 2 and 3.
------------------------------------------------- ----------------------------

                                          For All    Withhold All
1. Election of Directors. (see reverse)   [   ]      [    ]
For all, except withhold vote from the following nominee(s):_________________

                                          For       Against    Abstain
2. Appointment of Independent Auditors.  [    ]      [    ]    [    ]

3. Approval of 2001 Incentive Plan.      [    ]      [    ]    [    ]

Your Directors recommend a vote AGAINST Item 4.
                          For   Against  Abstain
4. Shareowner Proposal. [    ]   [    ]    [    ]

-------------------------------------------------- ---------------------------
Discontinue mailing Annual Report [ ]
for this account because I already receive multiple copies at this address.

Comments:
Daytime Phone Number: ---------------------------------------

_____________________     ____________________________               ________
Signature                      Signature (joint owner)                 Date

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee,
guardian,       or       custodian,       please      give      full      title.
-------------------------------------------------------------------------------
                           FOLD AND DETACH HERE

[SBC logo]
                             Your Vote Is Important!
You can submit your proxy by mail, by telephone, or through the Internet (see instructions below).

If you submit your proxy by telephone or through the Internet, there is no need for you to mail back your proxy card.

---------------   --------------------------    -------------------------------

     BY MAIL           BY TELEPHONE                   THROUGH THE INTERNET

Mark, sign and    Call Toll Free                Access the website at
date your proxy   1-877-779-8683 on any         www.eproxyvote.com/sbc to
card and return   touch-tone telephone to       authorize the voting of your
it in the         authorize the voting of       shares as if you marked and
enclosed          your shares as if you         returned your proxy card. You
envelope.         marked and returned your      may access the site 24 hours a
                  proxy card. You may call 24   day, 7 days a week. You will be
                  hours a day, 7 days a week.   prompted to enter the control
                  You will be prompted to       number in the box above; then
                  enter the control number in   just follow the simple
                  the box above; then just      instructions.
                  follow the simple
                  instructions.
--------------    --------------------------    ------------------------------

                              THANK YOU FOR VOTING

(Broker Card)

[SBC logo]
PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 27, 2001.

The undersigned hereby appoints Edward E. Whitacre, Jr. and Donald E. Kiernan, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in SBC Communications Inc. at the Annual Meeting of Shareowners to be held on April 27, 2001, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares in accordance with the Directors' recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR each of the three Director proposals (Items 1, 2 and 3) and AGAINST the Shareowner proposal (Item 4) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

The nominees for the Board of Directors are:
        01 - Herman E. Gallegos     04 - Bobby R. Inman  06 - S. Donley Ritchey
        02 - Jess T. Hay            05 - John B. McCoy   07 - Joyce M. Roche
        03 - James A. Henderson

Please sign on the reverse side of this card and return promptly in the enclosed envelope or, if you choose, you can submit your proxy through the Internet or by telephone.
-------------------------------------------------------------------------------
[X] Please mark your vote as in this example.

SBC COMMUNICATIONS INC.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Your Directors recommend a vote FOR items 1, 2 and 3.

1. Election of Directors. (see reverse)         For All [ ]   Withhold All [ ]

For all, except withhold vote from the following nominee(s): _________________

2. Appointment of Independent Auditors.  For [ ]   Against [ ]    Abstain [ ]

3. Approval of 2001 Incentive Plan.      For [ ]   Against [ ]    Abstain [ ]

Your Directors recommend a vote AGAINST item 4.

4. Shareowner Proposal.                  For [ ]   Against [ ]    Abstain[ ]

Signature                                   Date